UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Aegion Corporation

(Name of Registrant as Specified in its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on April 26, 2017

TO THE OWNERS OF COMMON STOCK

OF AEGION CORPORATION:

You are invited to attend Aegion Corporation’s 2017 Annual Meeting of Stockholders. The meeting will be held on April 26, 2017, at 8:30 a.m. local time at the DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017.

The purposes of this year’s meeting are:

(1)	to elect nine directors;

(2)	to consider and vote upon a proposal to approve an advisory resolution relating to executive compensation;

(3)	to vote to advise the Board on the frequency of the advisory vote on executive compensation;

(4)	to approve the First Amendment to the Aegion Corporation 2016 Employee Equity Incentive Plan;

(5)	to approve the Aegion Corporation Employee Stock Purchase Plan;

(6)	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2017; and

(7)	to transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

The Board of Directors set March 3, 2017 as the record date for the meeting. This means that if you were an owner of our common stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournment(s) of the meeting.

Whether or not you expect to attend the meeting, please vote by following the instructions on the Notice Regarding Internet Availability of Proxy Materials that you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2017:

Our Proxy Statement and 2016 Annual Report are available at

www.proxyvote.com

By Order of the Board of Directors,

David F. Morris
Secretary

Chesterfield, Missouri

March 17, 2017

PROXY STATEMENT

Aegion Corporation’s Board of Directors is mailing this Proxy Statement and the proxy card, or the Notice Regarding Internet Availability of Proxy Materials (the “E-Proxy Notice”), to you to solicit proxies on its behalf to be voted at our 2017 Annual Meeting of Stockholders, and at any adjournment(s) of the meeting. The meeting will be held on April 26, 2017 at 8:30 a.m. local time at the DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017 for the purposes listed in the E-Proxy Notice and the notice accompanying this Proxy Statement.

On or about March 17, 2017, we first mailed this Proxy Statement and the proxy card, or the E-Proxy Notice, to our stockholders as of the close of business on March 3, 2017. The E-Proxy Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2016 Annual Report. The E-Proxy Notice also contains instructions on how to request a paper copy of our 2016 Annual Report, this Proxy Statement as well as a proxy card.

We will bear all costs relating to the solicitation of proxies. Proxies may be solicited by our officers, directors and regular employees personally, by mail or by telephone. We may reimburse brokers and other persons holding shares of stock in their names, or the names of their nominees, for reasonable expenses incurred in sending soliciting material to their principals.

Our executive office is located at 17988 Edison Avenue, Chesterfield, Missouri 63005.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2017:

Our Proxy Statement and 2016 Annual Report are available at:

www.proxyvote.com

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	3
PROPOSAL 1: ELECTION OF DIRECTORS	9
Certain Information Concerning Director Nominees	9
Vote Required for the Election of Directors	14
CORPORATE GOVERNANCE	15
Independent Directors	15
Board Leadership Structure	15
Role of Board in Risk Oversight	16
Board Meetings and Committees	17
Corporate Governance Documents	20
REPORT OF THE AUDIT COMMITTEE	22
DIRECTOR COMPENSATION	23
Additional Information about Director Compensation	23
Stock Ownership Policy with Respect to Non-Employee Directors	24
EXECUTIVE COMPENSATION	26
COMPENSATION DISCUSSION AND ANALYSIS	26
Overview	26
Say on Pay Results and Stockholder Outreach	27
Compensation Mix	27
Pay for Performance Analysis	28
Understanding the Pay of Our Chief Executive Officer and Other Named Executive Officers	30
Key 2016 Compensation Actions	31
Key 2017 Compensation Actions	32
How We Make Executive Compensation Decisions - Philosophy and Process	33
How We Made Compensation Decisions in 2016	35
Compensation Related Policies	43
COMPENSATION COMMITTEE REPORT	46
COMPENSATION IN LAST FISCAL YEAR	47
Summary Compensation Table	47
Grants of Plan-Based Awards	48
Outstanding Equity Awards at Fiscal Year End	49
Option Exercises and Stock Vested	50
Nonqualified Deferred Compensation	50
Severance, Change in Control and Termination	51
Potential Post-Employment Payments as of December 31, 2016	53

i

INFORMATION CONCERNING CERTAIN STOCKHOLDERS	59
RELATED-PARTY TRANSACTIONS	61
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	61
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	62
PROPOSAL 3: FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION	65
PROPOSAL 4: APPROVAL OF THE FIRST AMENDMENT TO THE AEGION CORPORATION 2016 EMPLOYEE EQUITY INCENTIVE PLAN	66
Description of the Existing 2016 Employee Plan	66
Annual Evaluation of Existing Plan	66
Description of the First Amendment to the 2016 Employee Plan	66
Historic Use of Equity, Outstanding Awards and Dilution	67
Required Vote for Approval	67
PROPOSAL 5: APPROVAL OF THE AEGION CORPORATION EMPLOYEE STOCK PURCHASE PLAN	68
Stock Subject to the Plan	68
Eligibility	68
Offerings Under the Plan	69
Termination of Enrollment	70
Plan Administration	70
Amendment and Termination	70
Federal Income Tax Consequences	71
Required Vote for Approval	71
PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	72
Independent Auditors’ Fees	72
Vote Required for Ratification of the Appointment of Independent Auditors	73
OTHER MATTERS	74
HOUSEHOLDING OF MATERIALS	74
STOCKHOLDER PROPOSALS	74
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS	75

APPENDIX A	A-1
APPENDIX B	B-1

ii

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Meeting Information and Mailing of Proxy Materials

•	Date and Time:	April 26, 2017 at 8:30 a.m. (local time)
•	Location:	DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017
•	Record Date:	March 3, 2017
•	Mailing Date:	On or about March 17, 2017, we mailed the E-Proxy Notice, or this Proxy Statement and the proxy card, to our stockholders.
•	Voting:	Stockholders of record are entitled to one vote per share on each matter to be voted upon at the 2017 Annual Meeting of Stockholders.

Voting Matters and Board Recommendations

Proposal	Board Voting Recommendation	Page Reference
Election of nine directors for a term of one year or until their successors are elected and qualified	FOR each nominee	Pages 9 to 14
Advisory vote to approve Named Executive Officer compensation	FOR	Pages 62 to 64
Vote to advise the Board on the frequency of the advisory vote on executive compensation	1 YEAR	Page 65
Approval of the First Amendment to the Aegion Corporation 2016 Employee Equity Incentive Plan	FOR	Pages 66 to 67
Approval of the Aegion Corporation Employee Stock Purchase Plan	FOR	Pages 68 to 71
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2017	FOR	Pages 72 to 73

Board Nominees
Name/Occupation & Experience	Age	Director Since	Independent	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Strategic Planning & Finance Committee
Stephen P. Cortinovis Former President - Europe, Emerson Electric Co.	67	1997	Yes		M		C
Stephanie A. Cuskley CEO, The Leona M. and Harry B. Helmsley Charitable Trust	56	2005	Yes	C	M
Walter J. Galvin Former CFO & Vice Chairman, Emerson Electric Co.	70	2014	Yes	M		M
Rhonda Germany Ballintyn VP & Chief Strategy and Marketing Officer for Honeywell International, Inc. (retiring March 31, 2017)	60	2017	Yes			M	M
Charles R. Gordon President & CEO, Aegion Corporation	59	2009	No				M
Juanita H. Hinshaw President & CEO, H&H Advisors	72	2000	Yes	M	C
M. Richard Smith Former SVP of Bechtel Corporation and President of its Fossil Power business unit	69	2009	Yes			C	M
Alfred L. Woods - Chairman Former President & CEO, Woods Group, LLC	73	1997	Yes	Ex Officio Member of all Standing Committees
Phillip D. Wright Former President & CEO, Williams Energy Services, Inc.	61	2011	Yes		M		M

C = Chair M = Member

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote?

You may vote if you owned shares of our common stock at the close of business on March 3, 2017, the record date for our 2017 Annual Meeting of Stockholders. You are entitled to one vote for each share you owned on that date for each director to be elected and on each other matter presented at the meeting. As of March 3, 2017, we had 33,782,540 shares of common stock, $.01 par value, outstanding. We have no class or series of voting stock outstanding other than our common stock.

A list of stockholders entitled to vote at the meeting will be available for examination at our executive office located at 17988 Edison Avenue, Chesterfield, Missouri 63005 for ten days before the 2017 Annual Meeting of Stockholders and at the Annual Meeting.

What am I voting on?

•	First, you are voting to elect nine directors. Each director, if elected, will serve a term of one year or until his or her successor has been elected and qualified.

Our Board of Directors recommends a vote “FOR” the election of each of our nominees for director.

•	Second, you are voting to approve an advisory resolution relating to executive compensation.

Our Board of Directors recommends a vote “FOR” the advisory resolution relating to executive compensation.

•	Third, you are voting to advise our Board on the frequency with which stockholders are provided an advisory vote on executive compensation.

Our Board of Directors recommends a vote for “1 YEAR” as the frequency with which stockholders are provided an advisory vote on executive compensation.

•	Fourth, you are voting to approve the First Amendment to the Aegion Corporation 2016 Employee Equity Incentive Plan.

Our Board of Directors recommends a vote “FOR” the approval of the amendment to the Aegion Corporation 2016 Employee Equity Incentive Plan.

•	Fifth, you are voting to approve the Aegion Corporation Employee Stock Purchase Plan.

Our Board of Directors recommends a vote “FOR” the approval of the Aegion Corporation Employee Stock Purchase Plan.

•	Sixth, you are voting to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2017.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2017.

•	In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

How do I vote?

•

By Telephone or Internet: You can vote by telephone or Internet by following the instructions included on the E-Proxy Notice that you received in the mail or, if you requested or received a hard copy of this Proxy Statement, on the enclosed proxy card.

•

By Written Proxy: If you requested or received a hard copy of this Proxy Statement, you can vote by written proxy by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy.

•	In Person: If you are a record stockholder, you can vote in person at the meeting.

What is a record stockholder and what is the difference between a record stockholder and a stockholder who holds shares in street name?

•	If your shares are registered in your name, you are a record stockholder.

•	If your shares are in the name of your broker or bank, or their nominee, your shares are held in street name.

How many votes are required to elect directors?

Directors are elected by the majority of votes cast, unless the election is contested where the number of director nominees exceeds the number of directors to be elected. The election of directors at the 2017 Annual Meeting of Stockholders is not a contested election. That means that the affirmative vote of a majority of the shares of our common stock cast is required for the election of each director. A summary of our majority voting standard appears under the heading “Vote Required for the Election of Directors” beginning on page 14 of this Proxy Statement.

How many votes are needed to approve the advisory resolution relating to executive compensation?

Approval of the advisory resolution relating to executive compensation requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

How many votes are needed to approve the frequency of the advisory vote on executive compensation?

The alternative on the frequency of the advisory vote on executive compensation that receives the greatest number of votes (i.e., one, two or three years) will be considered the advice of our stockholders to our Board on this matter.

How many votes are needed to approve the First Amendment to the Aegion Corporation 2016 Employee Equity Incentive Plan?

Approval of the First Amendment to the Aegion Corporation 2016 Employee Equity Incentive Plan requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

How many votes are needed to approve the Aegion Corporation Employee Stock Purchase Plan?

Approval of the Aegion Corporation Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2017?

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

What if other matters are voted on at the 2017 Annual Meeting of Stockholders?

If any other matters are properly presented at the 2017 Annual Meeting of Stockholders for consideration, the persons named as proxies in the enclosed proxy card (if you requested or received a hard copy of this Proxy Statement) will have the discretion to vote on those matters for you. Approval of any other matter requires the affirmative vote of a majority of the shares of our common stock cast on such matter. At the date we mailed the E-Proxy Notice or this Proxy Statement, our Board of Directors did not know of any other matter to be raised at the 2017 Annual Meeting of Stockholders.

What does it mean if I receive more than one E-Proxy Notice or proxy card?

If you hold your shares in more than one account name, you will receive an E-Proxy Notice or a proxy card for each account. To ensure that all of your shares are voted, please follow the instructions on each E-Proxy Notice or proxy card that you receive.

Can I revoke my proxy?

Yes. You can revoke your proxy by:

•	writing to the attention of our Corporate Secretary at 17988 Edison Ave., Chesterfield, Missouri 63005 prior to the date of the 2017 Annual Meeting of Stockholders;

•

voting by telephone or internet on a later date, or delivering a later-dated proxy card, if you requested or received a hard copy of this Proxy Statement, prior to or at the 2017 Annual Meeting of Stockholders; or

•	voting in person at the 2017 Annual Meeting of Stockholders.

What is the record date and what does it mean?

The record date for the 2017 Annual Meeting of Stockholders is March 3, 2017. The record date is set by our Board of Directors, as required by Delaware law. Stockholders at the close of business on the record date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting, or at any adjournment(s) of the meeting.

What if I do not specify my vote when I return my proxy card?

If you received a hard copy of this Proxy Statement, you should specify your choice for each proposal on the enclosed proxy card. If no specific instructions are given, proxy cards that are signed and returned will be voted “FOR” the election of the director nominees named in this Proxy Statement, “FOR” the approval of the advisory resolution relating to executive compensation, for “1 YEAR” as the frequency with which stockholders are recommending an advisory vote on executive compensation, “FOR” the approval of the First Amendment to the Aegion Corporation 2016 Employee Equity Incentive Plan, “FOR” the approval of the Aegion Corporation Employee Stock Purchase Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2017.

How are broker non-votes and abstentions counted?

Broker “non-votes” will not be counted as present for the purpose of determining the presence of a quorum unless these shares are voted on at least one matter presented at the 2017 Annual Meeting of Stockholders. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

•	has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and

•	does not have discretionary voting power on the matter.

Brokers are subject to New York Stock Exchange (“NYSE”) rules with respect to their ability to vote shares held by them for the benefit of other persons. The NYSE rules direct that, if you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instruction. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (the latter are treated as “broker non-votes”). Proposal 6 is the only proposal that may be considered discretionary.

Broker non-votes will not be considered as either a vote cast for or against a director nominee and thus will have no effect on the vote for director nominees. Proposals 2, 4 and 5 require the affirmative vote of the majority of shares cast on the proposal and, therefore, a broker non-vote will have no effect on the votes of these proposals. For Proposal 3, the frequency of the advisory vote that receives the greatest number of votes will be considered the advice of the stockholders to our Board on the frequency of the advisory vote on executive compensation. Accordingly, broker non-votes will also have no effect on the vote on Proposal 3.

Abstentions will be counted as present for the purpose of determining the presence of a quorum for transacting business at the 2017 Annual Meeting of Stockholders. Proposals 2, 4, 5 and 6 require an affirmative vote of a majority of shares cast on the proposal and, pursuant to our By-Laws, an abstention will have no effect on the votes on these proposals. For Proposal 3, the frequency of the advisory vote that receives the greatest number of votes will be considered the advice of our stockholders on the frequency of the advisory vote on executive compensation. Accordingly, abstentions will also have no effect on the vote on Proposal 3.

How many votes must be present to conduct business at the 2017 Annual Meeting of Stockholders?

Our By-Laws require that a quorum must be present to conduct business at the 2017 Annual Meeting of Stockholders. To constitute a quorum, a majority of the outstanding shares of our common stock must be represented, in person or by proxy, at the 2017 Annual Meeting of Stockholders. The treatment of broker non-votes and abstentions with regard to determining a quorum is discussed above.

Why did I receive the E-Proxy Notice and not the printed proxy materials?

We are pleased to continue using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the E-Proxy Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice. In addition, the E-Proxy Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis. Employing this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Why did I not receive the E-Proxy Notice in the mail?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the E-Proxy Notice. In addition, we are providing the E-Proxy Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How do I view the proxy materials online?

Go to www.proxyvote.com and follow the instructions to view the materials. It is necessary to provide the information printed in the box marked by the arrow located on your E-Proxy Notice.

What if I still prefer to receive a paper copy of the proxy materials?

You can easily request a paper copy at no cost by selecting from one of the three options below. You will need the information on the E-Proxy Notice that is printed in the box marked by the arrow.

•	By INTERNET at www.proxyvote.com;

•	By TELEPHONE, toll-free at 1-800-579-1639; or

•	By sending an E-MAIL to sendmaterial@proxyvote.com; simply enter the information in the box next to the arrow from your E-Proxy Notice in the subject line. No other information is necessary.

Can I request to receive my materials by e-mail rather than receive an E-Proxy Notice?

You may request to receive proxy materials for all future meetings either by e-mail or in paper form by mail. To request future copies by e-mail, go to www.proxyvote.com and follow the electronic delivery enrollment instructions. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Please note that you MAY NOT USE YOUR E-Proxy Notice to vote your shares; it is NOT a form for voting. If you send the E-Proxy Notice back, your vote will not count.

For more information about the E-Proxy Notice, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.

PROPOSAL 1: ELECTION OF DIRECTORS

At our 2017 Annual Meeting of Stockholders, stockholders will elect nine directors, each to serve a term of one year or until his or her successor is elected and qualified. Our Board of Directors is currently comprised of nine directors. Our Board of Directors is not divided into classes of directors, meaning all of our directors are voted on every year at our Annual Meeting of Stockholders.

Unless otherwise instructed on the proxy card, each of the persons named as proxies on the proxy card intends to vote the shares represented thereby in favor of the nine nominees listed under “Certain Information Concerning Director Nominees” below, all of which have been recommended by our Board of Directors.

Each director nominee named below is presently serving as a director of our Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. If, however, any nominee should become unable or unwilling to serve, the persons named as proxies on the proxy card will vote the shares represented by the proxy for another person duly nominated by our Board, based on the recommendation of our Corporate Governance and Nominating Committee, to stand for election in the nominee’s place. If no other person is so nominated, the shares will be voted only for the remaining nominees.

Certain Information Concerning Director Nominees

Certain information concerning the nominees for election as directors is set forth below. This information was furnished to us by the nominees. No family relationship exists between any of our directors or executive officers.

STEPHEN P. CORTINOVIS

Director since 1997

Age 67

Mr. Cortinovis has been a co-owner of Lasco Foods, Inc., a privately-held food services industry manufacturer and distributor, since 2005. He was a partner in Bridley Capital Partners from 2001 until 2007. Previously, he was President - Europe of Emerson Electric Co. from 1995 until 2001 and held various other executive positions at Emerson Electric Co. from 1977 to 1995. Mr. Cortinovis also serves on the Boards of Directors of Plexus Corp., a publicly-held company, and Lasco Foods, Inc.

Chair of our Strategic Planning and Finance Committee and member of our Compensation Committee.

STEPHANIE A. CUSKLEY

Director since 2005

Age 56

Ms. Cuskley has served since late 2015 as the Chief Executive Officer of the Leona M. and Harry B. Helmsley Charitable Trust, which aspires to improve lives by supporting exceptional efforts in the U.S. and around the world in health and select place-based initiatives. Previously, from 2009 until late 2015, she was Chief Executive Officer of NPower, a national nonprofit mobilizing the tech community and providing individuals, nonprofits and schools opportunities to build tech skills and achieve their potential. Prior to NPower, Ms. Cuskley was an investment banker, most recently with JP Morgan Chase. Ms. Cuskley previously served on the Board of Directors of Avantair, Inc., a publicly-held company, until 2013.

Chair of our Audit Committee and member of our Compensation Committee.

WALTER J. GALVIN

Director since 2014

Age 70

Mr. Galvin retired from Emerson Electric Co. (“Emerson Electric”), an electrical and electronic manufacturer, in 2013 after having served as Vice Chairman from October 2009 to February 2013. He served as Emerson Electric’s Chief Financial Officer from 1993 until February 2010 and served as a management member of Emerson Electric’s Board of Directors from 2000 to February 2013. After retiring, Mr. Galvin served as a consultant to Emerson Electric, from February 2013 to September 2015. Mr. Galvin currently serves on the Board of Directors of Ameren Corporation, a publicly-held company, and as a senior advisor to Irving Place Capital, a private equity firm.

Member of our Audit Committee and our Corporate Governance and Nominating Committee.

RHONDA GERMANY BALLINTYN

Director since 2017

Age 60

Ms. Germany Ballintyn has served as Corporate Vice President, Chief Strategy and Marketing Officer for Honeywell International Inc. (NYSE: HON) since November 2002. In January 2017, Ms. Germany Ballintyn announced that she would retire from her position with Honeywell International Inc. on March 31, 2017. Prior to Honeywell, Ms. Germany Ballintyn was with Booz, Allen & Hamilton, where she served as Vice President, Partner, Board Member and Member of the Board’s Personnel Committee. Prior to Booz, Allen & Hamilton, she ran an independent consulting firm specializing in strategic planning. She also has held management positions at Chem Systems Inc. and Union Carbide.

Member of our Corporate Governance and Nominating Committee and member of our Strategic Planning and Finance Committee.

CHARLES R. GORDON

Director since 2009

Age 59

Mr. Gordon has been our President and Chief Executive Officer since October 2014 and served as our interim Chief Executive Officer from May 2014 to October 2014. Previously, Mr. Gordon served as the Chief Executive Officer of Natural Systems Utilities, LLC, a distributed water infrastructure company, from February 2014 until being appointed our interim Chief Executive Officer in May 2014. Prior to Natural Systems Utilities, Mr. Gordon was President and Chief Operating Officer of Nuverra Environmental Solutions, Inc., a holding company formerly known as Heckmann Corporation that buys and builds companies in the water sector, from October 2010 until October 2013. Mr. Gordon was President and Chief Executive Officer of Siemens Water Technologies, a business unit of Siemens AG, a world leader in products, systems and services for water and wastewater treatment for industrial, institutional and municipal customers, from 2008 to 2010. Previously, Mr. Gordon served as Executive Vice President of the Siemens Water & Wastewater Systems Group from 2005 to 2008 and as Executive Vice President of the Siemens Water & Wastewater Services and Products Group from 2003 to 2005. His past experience also includes various management positions with US Filter Corporation and Arrowhead Industrial Water, prior to the acquisition of US Filter Corporation by the Siemens family of companies in 2004.

Member of our Strategic Planning and Finance Committee.

JUANITA H. HINSHAW

Director since 2000

Age 72

Ms. Hinshaw has been the President and Chief Executive Officer of H & H Advisors, a financial advisory company, since 2005. Previously, she was Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc., an electrical and communications distributor, from 2000 to 2005. Her past experience also includes various management positions with Monsanto Company, an agricultural company. Ms. Hinshaw serves on the Boards of Directors of The Society for the Blind and Visually Impaired, a nonprofit organization, and Nine Network of Public Media, a nonprofit public media organization. Ms. Hinshaw previously served on the Board of Directors of The Williams Companies, a publicly-held company, until 2016. Ms. Hinshaw also served on the Board of Directors of Synergetics USA, Inc., a publicly-held company, until 2015.

Chair of our Compensation Committee and member of our Audit Committee.

M. RICHARD SMITH

Director since 2009

Age 69

Mr. Smith served as a Senior Vice President of Bechtel Corporation, a provider of engineering, construction and project management services in the energy, transportation, communications, mining and oil and gas industries, and President of its Fossil Power business unit from October 2005 until his retirement in December 2007. From 2008 until December 2016, Mr. Smith served as a consultant to, and on the Board of Directors of, Sithe Global Power, LLC, an international power development company. Mr. Smith served as the Interim Chief Executive Officer of SkyFuel, Inc., a solar thermal power technology and service provider, from February through June 2010 and as a member of its Board of Directors through December 2011. Mr. Smith also previously served as the Chief Executive Officer of Intergen NV, a global power generation firm, and in various management positions at affiliated Bechtel companies and at PG&E Corporation. Mr. Smith serves on the Board of Directors of McGrath Rentcorp, a publicly-held company, and previously served as a director of USEC Inc. (now known as Centrus Energy Corporation), a publicly-held company, from January 2011 to September 2014 and as Chairman of the Board of Evergreen Energy Inc. from 2009 through May 2010.

Chair of our Corporate Governance and Nominating Committee and member of our Strategic Planning and Finance Committee.

ALFRED L. WOODS

Director since 1997

Age 73

Mr. Woods has served as Chairman of our Board of Directors since 2003. Before he retired, he was the President and Chief Executive Officer of Woods Group, LLC, a management consulting company, since before 2001. Prior thereto, Mr. Woods served in various executive positions, including Chairman and Chief Executive Officer, at a number of public and private companies.

Ex officio member of all standing Board Committees.

PHILLIP D. WRIGHT

Director since 2011

Age 61

Mr. Wright’s career has spanned 37 years in the oil, natural gas and petrochemical sectors. Key roles he has held include: President and Chief Executive Officer, Williams Energy Services LLC, a production, midstream, refining, transportation & storage, and marketing enterprise, from October 2001 to November 2002; Senior Vice President and Chief Restructuring Officer, The Williams Companies, Inc., an integrated natural gas company, from November 2002 to January 2005; President, Williams Gas Pipeline Company, a gas pipeline subsidiary of The Williams Companies, Inc., from January 2005 to February 2011; and Senior Vice President - Corporate Development of The Williams Companies, Inc. from February 2011 until his retirement on April 1, 2012. Prior to joining Williams, Mr. Wright worked for 13 years for Conoco Inc., where he had roles in operations, engineering and commercial management. Mr. Wright is a former director and chairman of the Interstate Natural Gas Association of America and a former Chairman of the Association of Oil Pipelines of America. He also is the former First Vice Chairman of the Southern Gas Association and a former director of the Piedmont Natural Gas Company.

Member of our Compensation Committee and our Strategic Planning and Finance Committee.

Vote Required for the Election of Directors

Our By-Laws provide that for director nominees to be elected in an uncontested election, the number of shares voted “FOR” such director must exceed the aggregate number of votes “AGAINST” that director. Our Corporate Governance Guidelines provide that directors standing for re-election annually submit a contingent resignation in writing to the Chairman of the Corporate Governance and Nominating Committee to address majority voting in director elections. This resignation becomes effective only if the director fails to receive a sufficient number of votes for re-election at the 2017 Annual Meeting of Stockholders and our Board accepts the resignation. Our Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. A director whose resignation is being considered under this policy will not participate in the Corporate Governance and Nominating Committee’s consideration of its recommendation, if a member thereof, or in the Board’s decision, on whether to accept or reject the resignation or take such other actions.

Our Board of Directors recommends a vote “For” the election of each of the nine nominees named herein as directors.

CORPORATE GOVERNANCE

Independent Directors

Based on the findings of our Board’s Corporate Governance and Nominating Committee, our Board has determined that the following directors are “independent directors” as defined by the rules applicable to companies listed on The Nasdaq Global Select Market:

Stephen P. Cortinovis	Juanita H. Hinshaw
Rhonda Germany Ballintyn	M. Richard Smith
Stephanie A. Cuskley	Alfred L. Woods
Walter J. Galvin	Phillip D. Wright

The Nasdaq Global Select Market sets forth independence guidelines that are aimed at determining whether a director has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independence, such as a current or past employment relationship with us, the receipt by the director or one of his or her family members of compensation in excess of $120,000 from us other than for board or committee service and commercial relationships exceeding specified dollar thresholds. Independence determinations are made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual Proxy Statement and, if a director joins the Board of Directors between annual meetings, at such time.

Our Board of Directors reviews various transactions, relationships and arrangements of individual directors in determining whether they are independent. With respect to Ms. Hinshaw, the Board considered Ms. Hinshaw’s prior service as a member on the Board of Directors of The Williams Companies, Inc. in connection with the commercial relationship between our Company and The Williams Companies, Inc. We provide services through our Corrosion Protection platform to The Williams Companies, Inc., an integrated natural gas company. The Board concluded this relationship did not impact the independence of Ms. Hinshaw.

With respect to Ms. Germany Ballintyn, the Board considered Ms. Germany Ballintyn’s employment with Honeywell International, Inc. in connection with the commercial relationship between our Company and Honeywell International, Inc. We have provided services through our Corrosion Protection and Energy Services platforms to Honeywell International, Inc., a manufacturing and technology company. The Board concluded this relationship did not impact the independence of Ms. Germany Ballintyn.

No other independent directors have had any personal, financial or business relationships with us either currently or during the three-year period ended December 31, 2016.

Our independent directors meet in executive session, without management, as appropriate.

Board Leadership Structure

Our Chairman of the Board position is a non-executive position. Our Board separated the positions of Chairman of the Board and Chief Executive Officer in July 2003. Alfred L. Woods has served as our Chairman since July 2003.

Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman is responsible for the smooth functioning of our Board, enhancing its effectiveness. Our Chairman guides the processes of our Board, setting the agenda for, and presiding at, Board meetings. Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities.

Our Chairman is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers.

Our Chairman acts as a regular liaison between our Board and our executive management, consulting regularly with our executives over business matters and providing our executives with immediate consultation and advice on material business decisions that require prompt reflection or policy interpretation.

Pursuant to our Board’s delegation of authority policy, certain approval authorizations have been delegated to our Chairman. Any approvals made by the Chairman are then reported to our full Board at its next regularly scheduled meeting.

On June 27, 2013, the Board appointed Mr. Cortinovis to serve as Vice Chairman of the Board, a position he has served in since being appointed. As Vice Chairman, Mr. Cortinovis assists the Chairman in the performance of his duties.

Role of Board in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them.

While our Board is ultimately responsible for risk oversight at our Company, our Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Strategic Planning and Finance Committee reviews and approves risk management programs. Our Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our internal auditors. Our Corporate Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, leadership development, corporate governance and compliance. Finally, our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Board Meetings and Committees

Board of Directors. During 2016, our Board of Directors held 6 meetings and acted by unanimous written consent on four occasions. No director attended fewer than 75% of the aggregate number of Board meetings and Board Committee meetings on which the director served during 2016. Our Board has four standing Committees, an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategic Planning and Finance Committee. The Board may also, from time to time, establish such other Committees as it may deem necessary.

Audit Committee. The members of our Board’s Audit Committee are Stephanie A. Cuskley (Chair), Walter J. Galvin and Juanita H. Hinshaw. Mmes. Cuskley and Hinshaw and Mr. Galvin are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The primary functions of our Audit Committee are to oversee: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) our independent auditors’ qualifications and independence; and (d) the performance of our internal audit function and independent auditors. The Audit Committee also prepares the Report of the Audit Committee included in our Proxy Statement. The Audit Committee’s activities are intended to involve guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls. The Audit Committee’s primary responsibilities include:

•	the appointment, compensation, retention and termination of our independent auditors and of our internal auditors;

•	oversight of the work of independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us;

•	oversight of our internal auditors’ work;

•	review of the scope and results of our internal controls;

•	approval of the professional services provided by our independent auditors; and

•	review of the independence of our independent auditors.

Audit Committee Financial Expert. Based on the findings of the Audit Committee, our Board has determined that each of Mmes. Cuskley and Hinshaw and Mr. Galvin are “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission and as required of Nasdaq-listed companies.

During 2016, the Audit Committee held 12 meetings and did not act by unanimous written consent. Our Board has adopted a written charter for the Audit Committee.

Compensation Committee. The members of our Board’s Compensation Committee are Juanita H. Hinshaw (Chair), Stephanie A. Cuskley, Stephen P. Cortinovis and Phillip D. Wright. Mr. Cortinovis joined the Compensation Committee in January 2017. Mmes. Hinshaw and Cuskley and Messrs. Cortinovis and Wright are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

Among other responsibilities, the Compensation Committee: (a) determines the compensation level of our Chief Executive Officer and other executive officers, as well as certain other highly compensated key employees; (b) reviews management’s Compensation Discussion and Analysis relating to our Company’s executive compensation programs and approves the inclusion of the same in our Proxy Statement and/or Annual Report on Form 10-K; (c) issues a report confirming the Compensation Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our Proxy Statement and/or Annual Report on Form 10-K; (d) administers, and makes recommendations with respect to, our incentive compensation plans and stock-based plans; and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. Our Board has adopted a written charter for the Compensation Committee under which there is no express authorization for the Compensation Committee to delegate its authority with respect to the determination of executive and director compensation.

During 2016, the Compensation Committee held 7 meetings and acted by unanimous written consent on two occasions.

Compensation Committee Interlocks and Insider Participation. There were no compensation committee interlocks or insider participation on the part of the members of our Compensation Committee during 2016. The members of our Compensation Committee are set forth above under “Compensation Committee.”

Corporate Governance and Nominating Committee. The members of our Board’s Corporate Governance and Nominating Committee are M. Richard Smith (Chair), Rhonda Germany Ballintyn and Walter J. Galvin. Ms. Germany Ballintyn joined the Corporate Governance and Nominating Committee in January 2017, and Mr. Cortnovis contemporaneously moved off of the Corporate Governance and Nominating Committee and onto the Compensation Committee. Messrs. Galvin and Smith, and Ms. Germany Ballintyn, are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

Among other responsibilities, the Corporate Governance and Nominating Committee: (a) advises the Board on corporate governance principles, including developing and recommending to our Board a set of corporate governance guidelines; (b) identifies qualified individuals to recommend as potential Board members to our stockholders; (c) oversees leadership development strategies; (d) oversees risks associated with the organization, membership and structure of our Board, succession planning for our directors and executive officers and corporate governance; and (e) oversees the Company’s compliance program.

When identifying nominees to serve as a director of our Company, our Corporate Governance and Nominating Committee considers candidates with diverse business and professional experience, skills, gender and ethnic background, as appropriate, in light of the current composition and needs of our Board. As part of its evaluation of a candidate’s business and professional experience, the Corporate Governance and Nominating Committee considers a variety of characteristics including, but not limited to: certain core competencies, including knowledge of accounting and finance, sound business judgment, knowledge of management trends, crisis response ability, industry knowledge and strategy and vision; experience in the industries in which we operate; independence; level of commitment; and personal characteristics. The Corporate Governance and Nominating Committee may engage a third party to assist it in identifying potential director nominees. The Corporate Governance and Nominating Committee assesses the effectiveness of this practice annually in connection with the nomination of directors for election at the annual meeting of stockholders.

The composition of our current Board reflects diversity in business and professional experience, skills, gender and ethnic background. When considering whether our current directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, our Corporate Governance and Nominating Committee and Board focused primarily on the information discussed in each of the directors’ individual biographies set forth on pages 9 through 13 of this Proxy Statement. In particular:

•	With regard to Mr. Cortinovis, our Board considered his strong background in the global manufacturing and technology sector, as well as his expertise with large multinational corporations.

•	With regard to Ms. Cuskley, our Board considered her strong financial and investment banking background.

•	With regard to Mr. Galvin, our Board considered his wealth of senior management, leadership and financial experience with well-respected public companies.

•	With regard to Ms. Germany Ballintyn, our Board considered her extensive strategy and marketing background as well as her senior leadership experience, especially in the manufacturing sector.

•

With regard to Mr. Gordon, our Board considered his extensive senior management experience in the water and wastewater industries as well as his in-depth knowledge of our Company and its operations as President and CEO.

•	With regard to Ms. Hinshaw, our Board considered her global experience in finance and investments, financial planning and risk management.

•	With regard to Mr. Smith, our Board considered his global business experience in the energy industry, including the mining and oil and gas sectors.

•

With regard to Mr. Woods, our Board considered his extensive managerial expertise, including as Chairman or Chief Executive Officer at a number of public and private companies, and experience in financial operations, as well as his diverse industry experience and entrepreneurial know-how.

•

With regard to Mr. Wright, our Board considered his extensive managerial experience in the energy industry, including numerous executive positions, as well as his in-depth knowledge of the oil and gas sectors.

In addition, our Corporate Governance and Nominating Committee has actively sought directors that allow our Board to benefit from potentially different perspectives arising from gender and ethnic diversity on the Board.

Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at our 2018 Annual Meeting of Stockholders must comply with the provisions of our By-Laws dealing with nominations. For a discussion of the nominating procedures, see “Stockholder Proposals” on page 74 in this Proxy Statement. All director candidates, including those recommended by stockholders, are evaluated on the same basis.

The Corporate Governance and Nominating Committee held four meetings in 2016 and acted by unanimous written consent on one occasion. Our Board has adopted a written charter for the Corporate Governance and Nominating Committee.

Strategic Planning and Finance Committee. The members of our Board’s Strategic Planning and Finance Committee are Stephen P. Cortinovis (Chair), Rhonda Germany Ballintyn, Charles R. Gordon, M. Richard Smith and Phillip D. Wright. Ms. Germany Ballintyn joined the Strategic Planning and Finance Committee in January 2017. Messrs. Cortinovis, Smith and Wright, and Ms. Germany Ballintyn, are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The role of this Committee is to oversee the development of the ongoing strategic planning process and initiatives and financial affairs of our Company, including: (a) assisting management with strategic and annual business plans; (b) reviewing and discussing with management large projects, bids and other contractual arrangements; and (c) reviewing and making recommendations regarding financial matters, mergers and acquisitions, risk management, capital structure and investor relations.

The Strategic Planning and Finance Committee held 9 meetings in 2016 and acted by unanimous written consent on two occasions. Our Board has adopted a written charter for the Strategic Planning and Finance Committee.

Corporate Governance Documents

Corporate Governance Guidelines. Based on the recommendation of the Corporate Governance and Nominating Committee, our Board has adopted a set of corporate governance guidelines. These corporate governance guidelines, which are subject to annual review by the Corporate Governance and Nominating Committee, provide a framework within which our Board and executive officers fulfill their respective responsibilities and reflect our Board’s commitment to monitor the effectiveness of decision-making, both at the Board and senior executive management level.

Board Committee Charters. As described above, our Board has adopted a charter for each of its standing Committees: the Audit, Compensation, Corporate Governance and Nominating, and Strategic Planning and Finance Committees.

Code of Ethics for our CEO, CFO and Senior Financial Employees. Our Audit Committee has adopted a written code of ethics that applies to our Chief Executive Officer, our Chief Financial Officer and senior financial employees. The purposes of the code of ethics, among other things, are to deter wrongdoing, to promote ethical conduct and to ensure that information that we provide in our public reports, including those filed with the Securities and Exchange Commission, is full, fair, accurate, timely and understandable.

Code of Conduct. Based on the recommendation of the Corporate Governance and Nominating Committee, our Board has adopted a code of conduct that applies to all of our employees, including our officers, and our directors.

Availability of Corporate Governance Documents. Each of our corporate governance guidelines, our By-Laws, Board committee charters, code of ethics and code of conduct are available, free of charge, on our website, www.aegion.com, under “Investors” and then “Corporate Governance.” We also will provide these documents, free of charge, to any stockholder who requests them by writing to the following address:

Investor Relations

c/o Aegion Corporation

17988 Edison Avenue

Chesterfield, Missouri 63005

If we amend our code of ethics or grant a waiver of our code of ethics or code of conduct to any of our officers or directors, we will disclose the amendment or waiver on our website or as required by law or regulation.

Report of the Audit Committee

Our Board’s Audit Committee operates under a written charter, which was adopted by our Board of Directors. A copy of this charter is available, free of charge, on our website, www.aegion.com. Our Audit Committee consists of three independent directors: Stephanie A. Cuskley (Chair), Walter J. Galvin and Juanita H. Hinshaw.

Our Audit Committee reviews the Company’s financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, our Audit Committee has reviewed and discussed the audited financial statements to be included in our 2016 Annual Report on Form 10-K with management and PricewaterhouseCoopers LLP, our Company’s independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether the Company maintained effective internal control over financial reporting.

Our Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, our Audit Committee has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence with respect to our Company and its management, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with our Audit Committee concerning independence, received from PricewaterhouseCoopers LLP. Based upon the above reviews and discussions, our Audit Committee recommended to our Board that our audited consolidated financial statements for 2016 be included in our 2016 Annual Report on Form 10-K.

Our Board and our Audit Committee believe that our Audit Committee’s current member composition satisfies the rules that govern audit committee composition, including the requirement that all audit committee members are “independent” directors, as that term is defined in the listing standards of The Nasdaq Stock Market LLC.

Based on the findings of our Audit Committee, our Board has determined that our Audit Committee has three “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission, and as required of Nasdaq-listed companies. They are Stephanie A. Cuskley, Walter J. Galvin and Juanita H. Hinshaw.

Stephanie A. Cuskley, Chair Walter J. Galvin

Juanita H. Hinshaw

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933, as amended,

or the Securities Exchange Act of 1934, as amended, that might incorporate future filings,

including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

Director Compensation

The following table sets forth information concerning compensation earned by our non-employee directors in fiscal year 2016:

Name(1)	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen P. Cortinovis	2016	$86,000	$102,000	–	–	–	–	$188,000
Christopher B. Curtis (3)	2016	62,250	102,000	–	–	–	–	164,250
Stephanie A. Cuskley	2016	92,000	102,000	–	–	–	–	194,000
Walter J. Galvin (4)	2016	–	183,000	–	–	–	–	183,000
Juanita H. Hinshaw	2016	92,000	102,000	–	–	–	–	194,000
M. Richard Smith	2016	87,000	102,000	–	–	–	–	189,000
Alfred L. Woods	2016	131,000	176,400	–	–	–	–	307,400
Phillip D. Wright	2016	87,000	102,000	–	–	–	–	189,000

_________________________

(1)	Ms. Germany Ballintyn was appointed to our Board on January 4, 2017. As such, she did not earn any compensation from us in 2016 and does not appear in this table.

(2)

Represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation–Stock Compensation,” with respect to deferred stock units awarded on: (a) January 5, 2016, in the amount of 1,062 to Mr. Galvin; (b) April 1, 2016, in the amount of 958 to Mr. Galvin; (c) April 20, 2016, in the following amounts: 4,784 to each of Messrs. Cortinovis, Curtis, Galvin, Smith and Wright and Mmes. Cuskley and Hinshaw and 8,274 to Mr. Woods; (d) July 1, 2016, in the amount of 1,042 to Mr. Galvin; and (e) October 1, 2016, in the amount of 1,062 to Mr. Galvin. See footnote (4) below for additional information regarding the awards of deferred stock units to Mr. Galvin. Please refer to Note 9, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 1, 2017, for a discussion regarding the valuation of our stock awards. The aggregate number of deferred stock unit awards outstanding at December 31, 2016 was as follows: Mr. Cortinovis, 31,572; Mr. Curtis, 0; Ms. Cuskley, 46,396; Mr. Galvin, 24,916; Ms. Hinshaw, 36,803; Mr. Smith, 18,073; Mr. Woods, 55,531; and Mr. Wright, 23,004. See footnote (3) below regarding the aggregate number of deferred stock unit awards outstanding at December 31, 2016 with respect to Mr. Curtis.

(3)

Mr. Curtis resigned from the Board effective September 30, 2016, as a result of the increased demands on his time in fulfilling the responsibilities associated with his new role as Chief Executive Officer of Wencor Group (a role he assumed effective August 1, 2016). Promptly following his resignation, one share of our common stock was distributed to Mr. Curtis in respect of each deferred stock unit held by Mr. Curtis at such time. As such, as of December 31, 2016, Mr. Curtis no longer held any deferred stock units. Please see the section below entitled “Additional Information about Director Compensation” below.

(4)

As described in more detail below, our directors are permitted to receive deferred stock units in lieu of cash fees. Pursuant to this option, Mr. Galvin elected to receive deferred stock units in lieu of all cash fees payable to Mr. Galvin in 2016. As a result, Mr. Galvin received 1,062 deferred stock units on January 5, 2016, 958 deferred stock units on April 1, 2016, 1,042 deferred stock units on July 1, 2016 and 1,062 deferred stock units on October 1, 2016, each in lieu of the $20,250 cash fee that would have otherwise been payable to Mr. Galvin for board and committee service during each of the first, second, third and fourth quarters of 2016, respectively.

Additional Information about Director Compensation

The Corporate Governance and Nominating Committee is responsible for reviewing and recommending to the Board of Directors the general guidelines for determining the form and amount of director compensation. Based on these guidelines, the Compensation Committee then reviews and recommends to the Board of Directors any changes in director compensation that will enhance the Company’s ability to attract and retain qualified directors.

During 2016, no changes were recommended with respect to annual cash fees. Each non-employee director, other than Mr. Woods, was compensated at a rate of $57,000 per year, plus reimbursed for related business travel expenses. Mr. Woods, our Chairman, was compensated at a rate of $131,000 per year, plus reimbursed for related business travel expenses. Directors were not paid meeting fees in 2016.

Non-employee directors, other than Mr. Woods, received the following additional annual compensation for serving on Board committees.

Board Committee	Chair Compensation	Member Compensation
Audit Committee	$20,000	$15,000
Compensation Committee	20,000	15,000
Corporate Governance and Nominating Committee	15,000	9,000
Strategic Planning and Finance Committee	20,000	15,000

Non-employee directors are eligible to receive grants of stock options and/or awards of deferred stock units under our Non-Employee Director Equity Plan from time to time. Since 2013, our non-employee directors, other than our Chairman, have received an annual equity grant of $102,000, and our Chairman has received an annual equity grant of $176,400, in each case payable in deferred stock units. Each award is based on the closing price of our common stock on the Nasdaq Global Select Market on the date of the award. For 2016, the annual equity grant resulted in an award on April 20, 2016 of 4,784 deferred stock units to each of Messrs. Cortinovis, Curtis, Galvin, Smith and Wright and Mmes. Cuskley and Hinshaw and 8,274 deferred stock units to Mr. Woods.

In order to facilitate compliance with our stock ownership requirements as well as further align the interests of our directors with those of our stockholders, we permit our non-employee directors to elect to receive deferred stock units in lieu of the cash fees payable for board and committee service. In 2016, Mr. Galvin elected to receive all cash fees for board and committee service in the form of deferred stock units. As a result, Mr. Galvin received 4,124 deferred stock units in lieu of the $81,000 cash fee that would have otherwise been payable to Mr. Galvin for board and committee service during 2016.

Each deferred stock unit represents our obligation to transfer one share of our common stock to the director in the future, and is fully vested at award. Following termination of the director’s service on our Board or on any other distribution date after a mandatory deferral period as the director may elect, shares of our common stock equal to the number of deferred stock units reflected in the director’s account will be distributed to the director. Currently, pursuant to the Non-Employee Director Equity Plan, directors are required to defer the distribution of annual awards of deferred stock units for at least three years and the distribution of deferred stock units awarded in lieu of the payment of cash fees for at least one year, in each case unless there is a termination of a director’s service on our Board and such director has elected to have deferred stock units distributed on termination.

Stock Ownership Policy with Respect to Non-Employee Directors

We have a policy with respect to required levels of stock ownership for our non-employee directors. Under the policy, each current non-employee director is required to beneficially own (and retain thereafter) the greater of: (a) 10,000 shares of our common stock; and (b) the number of shares of our common stock having a value equal to five times the amount of the non-employee director’s annual cash retainer, excluding any cash retainer paid for service on a Committee of the Board (where the number of shares is determined by dividing such value by the average closing price of our common stock for the ten trading days prior to December 31); provided, however, that for the Chairman, the amount of the annual cash retainer shall be the amount paid to our other non-employee directors. This ensures that the stock ownership requirement for our directors is proportional to the price of our common stock as well as our directors’ compensation for service on our Board. The required ownership amount is recalculated annually as of January 1, based on the director’s annual cash retainer as of December 31 of the immediately preceding year.

Each non-employee director is required to beneficially own (and retain thereafter) the requisite number of shares of our common stock no later than the third anniversary of his or her election or appointment. In the event there is a significant decline in the price of our common stock that causes a director’s holdings to fall below the applicable threshold, such director is not required to purchase additional shares to meet the threshold but our policy provides that such director shall not sell or transfer any shares until the threshold has again been achieved.

As of January 1, 2017, the required ownership of each of our non-employee directors was as follows:

Non-Employee Director	Date Subject to Policy	Retainer Multiplied by 5	10-Day Average Closing Price	Required Share Ownership as of January 1, 2017	Actual Share Ownership as of January 1, 2017
Stephen P. Cortinovis	July 25, 2006	$285,000	$24.92	11,437	80,047
Stephanie A. Cuskley	July 25, 2006	285,000	24.92	11,437	50,555
Walter J. Galvin	October 10, 2014	285,000	24.92	11,437	36,916
Rhonda Germany Ballintyn (1)	January 4, 2017	n/a	n/a	n/a	n/a
Juanita H. Hinshaw	July 25, 2006	285,000	24.92	11,437	58,321
M. Richard Smith	December 15, 2009	285,000	24.92	11,437	43,991
Alfred L. Woods	July 25, 2006	285,000 (2)	24.92	11,437	128,021
Phillip D. Wright	November 10, 2011	285,000	24.92	11,437	40,402

_________________________

(1)

Ms. Germany Ballintyn was appointed to our Board on January 4, 2017. As such, on January 1, 2017 she was not yet subject to the terms of the non-employee director stock ownership policy. Ms. Germany Ballintyn will have three years to become in compliance with the stock ownership policy.

(2)	For purposes of determining the required ownership of our Chairman, the annual cash retainer used is the amount paid to our other non-employee directors.

As of January 1, 2017, each non-employee director was in compliance with the stock ownership requirements of this policy, except for Ms. Germany Ballintyn, who joined the Board on January 4, 2017 and is still in the three-year window to achieve compliance. Ms. Germany Ballintyn will be required to be in compliance by January 4, 2020.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our 2016 compensation program for the following executive officers (collectively, our “Named Executive Officers”):

•	Charles R. Gordon, President and Chief Executive Officer;
•	David A. Martin, Executive Vice President and Chief Financial Officer;
•	David F. Morris, Executive Vice President, General Counsel and Chief Administrative Officer;
•	John D. Huhn, Senior Vice President and Chief Strategy Officer; and
•	Stephen P. Callahan, Senior Vice President - Human Resources.

This discussion also contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Overview

We emphasize a total compensation approach in establishing individual executive compensation levels, with each element of compensation serving a specific purpose. In this context, the foundation of all decisions regarding our executive compensation program is a pay for performance philosophy. Our pay for performance philosophy requires the achievement of financial goals designed to drive profitable growth coupled with service requirements to encourage retention of executive talent. We believe that the continuation of this philosophy will in turn drive stockholder value over time.

We also believe that our executive compensation decisions should be consistent with, and designed to facilitate, good corporate governance practices. Accordingly, we:

✔	utilize independent compensation consultants that do not perform any other work for the Company or our management team;

✔	devote significant time to succession planning efforts;

✔	adopt and maintain compensation programs that do not encourage imprudent risk;

✔	do not enter into employment agreements with our executive officers;

✔	include double-trigger change in control provisions for accelerated vesting of our long-term incentive awards;

✔	target all components of compensation at the 50th percentile of our peer group companies;

✔

maintain appropriate stock ownership guidelines, which prohibit the sale of shares (other than shares used to pay applicable taxes and/or the exercise price for stock options) until compliance is achieved;

✔	consider benchmarking and market data in making compensation decisions;

✔

do not permit or include problematic pay practices such as the repricing of “underwater” stock options without stockholder approval, excessive perquisites or tax gross-up payments (including in the event of a change in control);

✔	maintain anti-hedging, anti-pledging and incentive compensation clawback policies;

✔	maintain a robust stockholder outreach program;

✔	elect directors annually by a majority vote standard (except in contested elections);

✔	separate the roles of Chairman of the Board and Chief Executive Officer;

✔	ensure that all of our directors are independent other than our Chief Executive Officer; and

✔	mitigate the potential dilutive effect of equity awards through share repurchase programs.

Say on Pay Results and Stockholder Outreach

We conduct a stockholder outreach program through which we interact with stockholders on a number of matters throughout the year, including executive compensation. The compensation disclosed in our 2016 Proxy Statement was approved by our stockholders at the 2016 Annual Meeting of Stockholders by a 95.12% vote, which reflects, in the view of the Compensation Committee of our Board of Directors (the “Committee”), the efficacy of that outreach. The Committee considered this favorable outcome and believes it conveyed our stockholders’ support of the Committee’s decisions and the existing executive compensation programs. Consistent with this support, the Committee decided to retain the design and structure of our executive compensation programs in the remainder of 2016 and in 2017. The Committee believes that the existing compensation programs continue to attract, retain and appropriately incent senior management.

As part of our long-standing stockholder outreach program, in 2016, we: (i) attended six conferences that included approximately 40 individual and group meetings with current and prospective stockholders; (ii) conducted over 50 stockholder meetings in 15 different cities; (iii) met with stockholders owning over 45% or our outstanding shares; and (iv) had regular and periodic calls and other correspondence with stockholders, including with respect to corporate governance and executive compensation matters.

The Committee carefully considers the feedback received as a result of our stockholder outreach program and also routinely reviews executive compensation practices.

Compensation Mix

In 2016, our executive compensation program consisted primarily of three elements: (i) short-term cash compensation in the form of a base salary; (ii) performance-based, short-term cash compensation in the form of annual cash incentives; and (iii) long-term equity incentive compensation in the form of performance-based stock units and time-based restricted stock units. The objective and alignment with stockholder value creation for each of these elements are set forth in the table below.

Component	Key Features	Objectives
Total Direct Compensation
Base Salary	• Provides a base wage that is competitive to attract and retain highly qualified leaders • Reflects individual performance, experience and scope of responsibility	• Only pay element that is independent of Company financial performance and service requirements
Annual Cash Incentive	• Provides additional cash compensation opportunity for executives • Motivates executives to achieve annual business goals	• At risk based on Company performance • Focused on Company income growth
Long-Term Incentives
Performance Units	• Provides opportunity for stock acquisition • Motivates executives to make decisions that focus on long-term stockholder value • Promotes retention of highly qualified leaders	• Equity-based • At risk based on Company TSR and ROIC goal achievement • Payout based on sustained growth
Restricted Stock Units	• Same key features as “Performance Units”	• Equity-based • Service requirements aid long-term retention

Pay for Performance Analysis

We target a mix of the compensation elements set forth in the table above in order to create a strong correlation between corporate performance and each executive’s actual total compensation, aligning the interests of our executives with the interests of our Company and its stockholders. Specifically, a significant portion of each executive’s total compensation is dependent upon our Company’s achievement of measurable annual and multi-year financial performance goals, rewarding our executives on both an annual and long-term basis if the Company attains specified targets. In addition, long-term compensation of our executives, if earned, is paid in Company stock, further aligning our executives’ incentives with increasing the value of our stock. As a result, we give substantial weight in total target compensation to long-term compensation.

The following graph illustrates the allocation in 2016 of our total target direct compensation opportunity for our Chief Executive Officer, Mr. Gordon, and the weighted average of our other Named Executive Officers between short- and long-term elements and cash- and equity-based elements.

__________________________

(1)	Long-Term Equity-Based Compensation consists of performance units (at target) and time-based restricted stock units.
(2)	Performance-Based Compensation consists of target annual cash incentives and performance units (at target).

We believe the mix of compensation above appropriately provides rewards only upon strong financial and operational performance, especially over the long-term. Specifically, in 2016:

•	50% of total target compensation of our CEO was performance-based and 52% was long-term and equity-based;

•	42% of total target compensation of our Named Executive Officers other than the CEO was performance-based and 42% was long-term and equity-based; and

•

a substantial portion of target pay is delivered through long-term equity awards, 50% of which is based on the achievement of objective performance goals and 100% of which is based on a multi-year vesting schedule and continued service requirements.

Due to challenging market conditions affecting certain portions of our business in 2016, including those businesses impacted by the significant decline in oil, natural gas and commodity pricing in 2015, the Committee, based on recommendations from our CEO, made the following compensation decisions in 2016 which backed up our commitment to a pay for performance philosophy:

•

No base salary increases were awarded to our Named Executive Officers for 2016, except that Mr. Martin’s base salary was increased 2.5% ($8,925) and Mr. Huhn received an increase of 15.4% ($40,000) to reflect additional responsibility he assumed in 2015 as part of a promotion and to align Mr. Huhn’s base salary with the 50% range of our peer group for similar roles;

•

We significantly reduced award amounts to our Named Executive Officers under our long-term equity incentive program due to market conditions. Specifically, we reduced the awards in 2016, as follows: Mr. Gordon’s award was reduced by 30%; Messrs. Martin and Morris’ awards were reduced by 20%; and Messrs. Huhn and Callahan’s awards were reduced by 10%.

•

Based on 2016’s actual net income (calculated in accordance with the 2016 Annual Incentive Plan) being only 86.5% of 2016’s target net income, cash incentive payments under our 2016 Annual Incentive Plan were paid at 50% of target.

•

For our Named Executive Officers, with the exception of Mr. Gordon, the performance units from the 2014-2016 performance awards vested at 44.35% of target value as a result of the earnings per share (“EPS”) metric (75%) not being achieved (actual EPS performance for the three-year period was $3.75 compared to the EPS threshold goal of $4.34 for the 2014-2016 performance period, which resulted in none of the performance units tied to the EPS goal being earned) and the total stockholder return (“TSR”) metric (25%) exceeding target over the three year cumulative period (for the three-year performance period (January 1, 2014 – December 31, 2016) our TSR was 19.36% compared to -28.93% for our TSR peer group at the 50th percentile, which resulted in the performance units tied to the TSR metric paying out at 177.38% of target);

•

The performance units from the 2014-2016 performance award to Mr. Gordon vested at 45.81% of target value as a result of the EPS metric (75%) not being achieved (the EPS threshold goal was $3.06 for Mr. Gordon’s shorter 2015-2016 performance period, which resulted in none of the performance units tied to the EPS goal being earned) and the TSR metric (25%) exceeding target over the cumulative period of October 8, 2014 through December 31, 2016 (for the performance period from October 8, 2014 – December 31, 2016, our TSR was 7.94% compared to -30.81% for our TSR peer group at the 50th percentile, which resulted in the performance units tied to the TSR metric paying out at 183.25% of target).

Understanding the Pay of Our Chief Executive Officer and Other Named Executive Officers

This section provides additional detail on the rationale for the pay of the Chief Executive Officer position as well as the pay of the other Named Executive Officers.

2016 Total Reported Compensation v. Realizable Pay

The 2016 realizable pay of our Named Executive Officers is set forth in the table below as compared to the total reported compensation of these executives as set forth in the Summary Compensation Table on page 47 (the “SCT”). We define realizable pay for these purposes as the sum of the following: (1) base salary and cash incentives earned for 2016; (2) the fair market value of the shares of our common stock payable in respect of non-forfeited performance units outstanding as of the end of 2016 (but excluding the value of shares underlying any unvested performance units that may be earned based on Company performance in a later year or the value of shares paid during 2016 in respect of performance units that were earned and vested based upon performance during a prior year); and (3) the fair market value of any restricted stock unit awards granted during 2016. For purposes of the table, the value of shares subject to awards was based on the year-end 2016 closing price of our common stock (i.e., $23.70). Although the Committee did not rely on the information in the below table to make compensation decisions for 2016, the information in the table is made available to the Committee as part of the compensation process.

		2016 Realizable Pay
Name	2016 Total Reported Compensation	Salary	Annual Cash Incentive	Performance Units (1)	Service-Based Restricted Stock Units (2)	Other Compensation (3)	Total Realizable Pay	Realizable Pay as a % of Total Reported Compensation
Charles R. Gordon	$2,547,291	$650,000	$325,000	$446,081	$909,535	$172,291	$2,502,907	98.3%
David A. Martin	1,011,007	365,925	109,778	141,086	337,820	15,304	969,913	95.9
David F. Morris	1,045,989	392,080	117,624	141,086	337,820	16,285	1,004,895	96.1
John D. Huhn	638,352	300,000	75,000	30,573	129,923	13,352	548,848	86.0
Stephen P. Callahan	525,653	250,000	62,500	n/a	129,923	13,153	455,576	86.7

_________________________

(1)

For Messrs. Martin, Morris and Huhn, performance units from the 2014-2016 awards vested at 44.35% of target value as a result of the EPS metric (75%) not being achieved and the TSR metric (25%) exceeding target over the three year cumulative period. For Mr. Gordon, performance units from the 2014-2016 awards vested at 45.81% of target value as a result of the EPS metric (75%) not being achieved and the TSR metric (25%) exceeding target over the period of October 8, 2014 through December 31, 2016. The dollar values represent the fair market value as of December 31, 2016 ($23.70) of the vested performance stock units from the 2014-2016 grant.

(2)	Represents the fair market value as of December 31, 2016 of the restricted stock units granted in 2016. Such units are subject to a cliff vesting requirement ending on February 24, 2019.

(3)	Computed consistent with the “All Other Compensation” column of the Summary Compensation Table.

As demonstrated by the above table, the actual compensation realizable in 2016 by our Named Executive Officers was 86.0% to 98.3% of the compensation set forth on the SCT. The Committee believes this is an appropriate result in light of the Company’s financial performance in 2016 (and, with respect to the performance units with a performance period from 2014-2016, the Company’s financial performance for that period) and demonstrates that our compensation program is working as designed to achieve pay for performance.

However, our adherence to a pay for performance philosophy is evident beyond 2016. The correlation between total stockholder return (“TSR”) and our Named Executive Officers’ realizable pay in the chart below illustrates the relationship at the Company between pay and performance over the past four years.

Realizable pay of our Named Executive Officers (as they existed in each of the prior four years) is calculated in the chart below in the same manner as the table above.

	Total Compensation	Total Realizable	Total Stockholder Return
2013	$9,044,896	$3,773,435	-1.35%
2014	7,022,070	5,211,285	-14.98
2015	7,007,658	5,407,419	3.76
2016	5,768,292	5,482,139	22.73

Key 2016 Compensation Actions

As is our ongoing practice, in 2016, we analyzed our executive compensation program in order to strengthen the correlation between pay and performance. As part of this analysis, we also considered the views of our stockholders as detailed above. In response, we took the following key actions regarding 2016 executive compensation:

•	Base Salary

◦

Due to our financial performance in 2015 being below our expectations, and overall conditions in our energy markets, there were modest or no base salary increases awarded to our Named Executive Officers in early 2016. Mr. Martin’s base salary was increased 2.5% ($8,925) and Mr. Huhn’s base salary was increased 15% ($40,000) to adjust for his promotion and new role with the Company. No base salary increases were awarded to any other Named Executive Officers.

•	Annual Incentive Plan

◦	Cash incentive payments under our 2016 Annual Incentive Plan were paid at 50% of target based on 2016’s actual net income being only 86.5% of target net income.

•	Long-Term Equity Incentive Program

◦

We significantly reduced award amounts to our Named Executive Officers under our long-term equity incentive program due to market conditions. Specifically, we reduced the 2016 award values compared to 2015 award values, as follows: Mr. Gordon’s award value was reduced by 30%; Messrs. Martin and Morris’ award values were reduced by 20%; and Messrs. Huhn and Callahan’s award values were reduced by 10%.

◦

We continued the use of total stockholder return (“TSR”) as a key component of our long-term performance units. The TSR metric stayed at 75%, where it was adjusted in 2015. We believe that relative TSR is a very effective metric to align the interests of our executives with the interests of our stockholders and, therefore, believe this metric should account for a substantial portion of our long-term performance-based compensation. We continued the use of the return on invested capital (“ROIC”) metric as a 25% component of our long-term performance units.

•

The Committee engaged independent advisors to work on its behalf to review the overall competitiveness of our executive compensation program and to review our pay practices in light of our pay for performance philosophy.

•

We analyzed our compensation programs and believe that our programs and policies are designed so as to discourage our employees from taking unnecessary or excessive risks that could harm the long-term value of the Company.

Key 2017 Compensation Actions

We believe that the structure and form of our compensation program in 2016 struck the appropriate balance between attraction and retention, on the one hand, and pay for performance, on the other hand. We further believe that our compensation program in 2016 appropriately aligned the interests of our Named Executive Officers with those of our stockholders and rewarded the most relevant financial metrics (without over-rewarding any particular metric). As such, we have kept the structure and form of our compensation program for our Named Executive Officers intact and relatively unaltered for 2017.

There were modest base salary increases awarded to our Named Executive Officers in early 2017 (between 2.5% and 8.0%), and annual equity award values were returned in 2017 to 2015 levels based on improving market conditions. Cash incentive payments were awarded to our Named Executive Officers under our 2016 Annual Incentive Plan at 50% of target based on our actual 2016 net income being only 86.5% of our 2016 target net income.

How We Make Executive Compensation Decisions - Philosophy and Process

Compensation Philosophy

The Committee is responsible for establishing our compensation philosophy and for establishing individual executive compensation. In doing so, the Committee has developed a compensation philosophy that strives to ensure that:

•

our executive compensation aligns the interests of our executives with those of our stockholders by rewarding the achievement of specific annual, long-term and strategic goals, with the ultimate objective of increasing stockholder value;

•

our executive compensation attracts, retains and incentivizes top talent by providing a competitive and equitable compensation package relative to the compensation paid to similarly-situated executives of our peer group;

•	our executive compensation includes performance and/or service requirements for vesting or retention of equity awards;

•	our executive compensation is based on the executive’s combined and individual commitment, experience, level of responsibility and contribution to our business goals; and

•	our executive compensation policies enhance our business interests by encouraging innovation on the part of our executives and other key employees balanced by appropriate levels of risk taking.

The Committee also considers:

•	the tax and accounting effects of compensation when determining the elements, structure and amounts of our executives’ total compensation packages; and

•

whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. The Committee has determined that the Company’s current compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Process

Independent Compensation Consultants. In determining the total compensation of our executive officers and other high-level employees, the Committee is assisted by independent compensation consultants. In 2016, the Committee engaged the services of Exequity, which performed services in 2016 at the request of the Committee and did not perform any other services that were not related to executive compensation for the Company through requests from management. Exequity provided the Committee with advice and recommendations with respect to our Company’s executive compensation program including a review of the overall competitiveness of the program and its consistency with our pay for performance philosophy.

Role of Chief Executive Officer. The Committee also seeks the input of Mr. Gordon in determining the total compensation of our executive officers (other than with respect to Mr. Gordon’s compensation) and other high-level employees. Mr. Gordon’s input includes his review of the performance of each executive officer, including our Named Executive Officers, and his recommendations to the Committee regarding the specific compensation levels of those executives. Mr. Gordon tracks each executive’s performance throughout the year, detailing accomplishments and areas of strength and improvement. Then, Mr. Gordon bases his evaluation and recommendation on his knowledge of each executive’s performance. Mr. Gordon and executive management then typically work together to develop performance target recommendations for presentation to, and consideration by, the Committee in connection with incentive compensation determinations for the coming year. In addition, executive management also recommends the management annual incentive compensation plan to the Committee for review and consideration by the Committee.

Benchmarking Target Executive Compensation. As noted above, in making decisions regarding the target total compensation of our executives, the Committee continuously reviews information provided by outside compensation consultants and considers, among other factors discussed herein, the relative compensation of similarly-situated employees of our peer group of companies. In selecting a peer group, the Committee reviews companies that the Committee believes, based on certain data and recommendations of Aon Hewitt and Exequity, compete most with our Company for executive talent. The Committee periodically reviews and updates our peer group.

The peer group of companies used for purposes of 2016 compensation, as set forth immediately below, was the same group that is included in our 2016 Annual Report on Form 10-K.

● Actuant Corporation ● Barnes Group Inc. ● Basic Energy Services, Inc. ● C&J Energy Services, Inc. ● CIRCOR International, Inc. ● Dril-Quip, Inc. ● Forum Energy Technologies, Inc.	● Helix Energy Solutions Group, Inc. ● Kennametal Inc. ● Mas Tec, Inc. ● Matrix Service Company ● McDermott International Inc. ● Newpark Resources, Inc.	● Oil States International Inc. ● Team, Inc. ● Tesco Corporation ● Tetra Tech, Inc. ● Valmont Industries, Inc. ● Willbros Group, Inc.

The Committee also considers pay data of similarly situated executives from publicly filed proxy statements and compensation surveys. The data the Committee reviewed may include base salary, annual cash incentive payments and long-term incentive components of pay or selected market survey data where peer group data for a like-position is not available. In considering total compensation for 2016, the Committee specifically considered pay data from Aon Hewitt’s Executive Compensation Benchmark Analysis, which included data from our peer group (as set forth above) as well as a broader group of 34 companies 1 from our industry. For compensation paid to our executives, in 2016, the Committee targeted annual cash compensation opportunity (base salaries and incentive compensation) and targeted total long-term incentive compensation opportunity at the 50% range of the peer group for similarly-situated executives. The Committee believes that total compensation opportunity should be targeted at the median levels and that base salaries establish the minimum compensation upon which an executive can rely. Actual annual cash and long-term incentive compensation, and therefore, total compensation, can meet, fall short of or exceed the target based on the level of achievement of applicable corporate and individual performance requirements. The target compensation levels are only one factor in the Committee’s determination of executive compensation levels. Actual compensation levels for executives may be more or less than the targeted levels based upon other factors that the Committee may consider in its discretion as discussed herein.

[1]

The 34 companies consist of: American Axle & Manufacturing Holdings, Inc.; A.O. Smith Corporation; Armstrong World Industries, Inc.; Barnes Group, Inc.; Brady Corp.; Cabot Corporation; Chart Industries Inc.; ESCO Technologies, Inc.; Aerojet Rocketdyne Holdings, Inc.; Graco Inc.; H.B. Fuller Company; Helix Energy Solutions Group, Inc.; IDEX Corporation; John Bean Technologies Corporation; Kaman Corporation; Leggett & Platt Inc.; Martin Marietta Materials, Inc.; Mueller Water Products, Inc.; Nordson Corporation; Oil States International, Inc.; Olin Corporation; OM Group, Inc.; OMNOVA Solutions Inc.; Packaging Corp of America; Polaris Industries Inc.; Polyone Corporation; SPX Corporation; Steelcase Inc.; Superior Energy Services, Inc.; Texas Industries, Inc.; Valmont Industries, Inc.; Waters Corporation; WGL Holdings Inc.; and Woodward, Inc.

How We Made Compensation Decisions in 2016

The following recap of 2016 financial performance provides important context to the pay decisions made in 2016 and to the incentive pay results for 2016.

2016 Financial Performance

We operated in 2016 facing continued headwinds due to the significant decline in the price of oil in 2015, which adversely impacted spending in industry sectors in which we historically generate a substantial portion of our revenue and operating income. Despite these challenges, we performed soundly. Specifically, in 2016:

•	our total stockholder return was 22.73%;
•	we had revenue of $1.222 billion;
•	we reduced our “days sales outstanding” ratio from 81 in 2015 to 66 in 2016;
•	cash flow from operations in 2016 reached $73.2 million and, as of December 31, 2016, we had a cash balance of $129.5 million; and
•	we returned $44.5 million to our stockholders pursuant to board-authorized share repurchase programs, reducing our outstanding shares by 2.3 million shares.

However, our financial performance in 2016 was still under our expectations, which is reflected in our 2016 and 2017 compensation decisions discussed throughout this Compensation Discussion and Analysis.

2016 Compensation Decisions

In the context of our Company’s 2016 financial performance above, set forth below is a more detailed description of each element of our compensation and benefits programs for our Named Executive Officers, including the compensation decision in 2016 for each element.

Base Salary. Generally, in determining the base salary of each Named Executive Officer, the Committee considers, among other things, the level of responsibility and duties of the executive, individual performance, tenure, experience, Company performance, competition for the respective positions in the industry, and the applicable market data. In 2016, certain of our Named Executive Officers received modest increases of 2.5% or less in base salary based on our financial results in 2015 and overall conditions in our energy markets (other than Mr. Huhn whose base salary was increased 15% ($40,000) to adjust for his promotion and new role with the Company). The 2016 annual base salary for each Named Executive Officer and the increase (if any) from the 2015 base salary for each individual that was a Named Executive Officer in 2015 are set forth in the table below.

Named Executive Officer*	2016 Base Salary	Increase from 2015
Charles R. Gordon	$650,000	0.0%
David A. Martin	365,925	2.5
David F. Morris	392,080	0.0
John D. Huhn	300,000	15.0
Stephen P. Callahan	250,000	--	*

__________________________

*Mr. Callahan was not a Named Executive Officer in 2015.

Annual Cash Incentive Compensation. We maintain a Management Annual Incentive Plan (the “AIP”), as reviewed and approved by the Committee, pursuant to which our executives and other key employees are eligible to receive annual cash incentive awards.

Each participant in the AIP is assigned a target incentive award goal that is expressed as a percentage of his or her base salary. For 2016, the Committee assigned the following target annual incentive awards as a percentage of the Named Executive Officers’ respective base salaries, which percentages are consistent with 2015:

Named Executive Officer	2016 AIP Target % of Base Salary
Charles R. Gordon	100%
David A. Martin	60
David F. Morris	60
John D. Huhn	50
Stephen P. Callahan	50

In determining the annual target incentive award as a percentage of individual base salary for these executives, the Committee reviewed peer group data and other survey market data and trends and considered the mix of total compensation of individuals in positions similarly situated to our executives. Based on its review and analysis, the Committee determined that a significant portion of the total annual cash compensation opportunity of our executives (i.e., base salary and annual incentive compensation) should be tied to our Company’s annual operating results. Target incentive award goals are “mid-point” targets, and the executives’ annual incentive cash compensation could be higher (subject to the cap discussed below) or lower than the target award goals based upon the level of achievement against the pre-established performance goals.

The AIP is intended to compensate employees for the Company’s achievement of annual financial performance goals at corporate or business unit levels, as appropriate. The financial performance targets are intended to be consistent with our internal budgets. Payments under the AIP may be made if and to the extent that certain minimum, target and maximum goals were actually achieved, subject to the negative discretion of the Committee to reduce the amount of the award. The potential payout for each Named Executive Officer is 50% of the target award upon the Company achieving the threshold net income metric (85% of the target net income goal in 2016). The potential payout upon the Company achieving the maximum net income metric (120% of target net income goal) is 200% of the target award. Performance results that fall between the goals are calculated from those points on a straight-line sliding scale to determine the potential payout.

The Committee strives to establish financial performance objectives that are difficult to achieve but are attainable in order to reinforce our pay for performance commitment. In 2014, our financial performance was above the threshold net income goal, but less than the target net income goal. As a result, AIP payments were made at the threshold level. In 2015, our financial performance was above the threshold net income goal, but less than the target net income goal. As a result, 2015 AIP payments were made at 92% of target. In 2016, our financial performance was above the threshold net income goal, but less than the target net income goal, set forth in the 2016 AIP. As a result, AIP payments were made to our Named Executive Officers at 50% of target.

Objective Financial Performance Goals. In 2016, the AIP financial performance objective for all Named Executive Officers was based on the achievement of consolidated threshold, target and maximum net income goals, subject to objective adjustment in accordance with the AIP. Net income was chosen as the applicable financial metric because it reflects the Company’s financial performance, is easy to track, and is communicated on a quarterly basis through the Company’s quarterly earnings press releases and conference calls.

For purposes of the AIP in 2016, consolidated net income is determined from our audited financial statements for the year and is adjusted to exclude the following:

•

operating results and/or losses associated with the write-down of assets of a subsidiary, business unit or division that has been designated by the Board of Directors as a discontinued business operation or to be liquidated;

•	gains or losses on the sale of any subsidiary, business unit or division, or the assets or business thereof;

•

gains or losses from the disposition of material capital assets (other than in a transaction described in the immediately preceding bullet) or the refinancing of indebtedness, including, among other things, any make-whole payments and prepayment fees;

•	losses associated with the write-down of goodwill or other intangible assets of the Company due to the determination under applicable accounting standards that the assets have been impaired;

•

gains or losses from material property casualty occurrences or condemnation awards taking into account the proceeds paid by insurance companies and other third parties in connection with the casualty or condemnation;

•

any income statement effect resulting from a change in tax laws, accounting principles (including, without limitation, generally accepted accounting principles), regulations, or other laws regulations affecting reported results, except, in each case, to the extent the effect of such a change is already reflected in the target Net Income amount;

•	reorganization or restructuring charges and acquisition- or divestiture-related transaction expenses and costs;

•	any gains or losses from unusual nonrecurring or extraordinary items;

•

operating results of any entity or business acquired or disposed of during the Plan Year, except, in the case of an acquisition, to the extent such entity or business was included in the Company’s operating business plan for the Plan Year or, in the case of a disposition, to the extent such entity or business was not included in the Company’s operating business plan for the Plan Year;

•	any gain or loss resulting from currency fluctuations or translations as set forth in the Aegion Corporation Foreign Exchange Rate Policy for Annual Incentive Plan and Long Term Incentive Plan;

•	any other material income or loss item the realization of which is not directly attributable to the actions of current senior management of the Company; and

•	the income taxes (benefits) of any of the above-designated gains or losses.

If the threshold net income goal is not achieved, the Company’s Chief Executive Officer may make awards under the 2016 AIP of up to $1,000,000 in the aggregate for extraordinary performance, subject to review and approval of the Committee with respect to any such awards to executive officers of the Company (including each of the Named Executive Officers). No such awards were made as the 2016 AIP threshold goal was met. Cash incentive payments were awarded to our Named Executive Officers under our 2016 Annual Incentive Plan at 50% of target.

Negative Discretion of Compensation Committee. Notwithstanding the achievement of the threshold, target or maximum net income target, the Committee retains negative discretion to reduce payments to an individual participant or participants under the AIP.

Establishing and Achievement of 2016 Goals. In establishing the net income target for the 2016 AIP, the Committee considered the recommendations of executive management regarding current industry and market conditions and projections based on management’s internal market analysis and various market surveys, our 2016 business plan as approved by our Board of Directors and prior year operating results. The net income target for the 2016 AIP was $45.3 million, subject to the adjustments in accordance with the AIP described above. Considering our 2015 performance, our internal budgets and the prevailing conditions in the Company’s energy markets, the 2016 AIP net income target was believed to be set at a level that was aggressive and promoted our compensation objectives.

In determining the amount of the 2016 annual incentive compensation, the Committee reviewed our operating results for 2016 against the net income target, including any adjustments to net income as described above and concluded that the Company achieved 86.5% of the net income target, which fell slightly above the AIP threshold. As a result, AIP payments were awarded at the threshold level as follows:

Named Executive Officer	2016 AIP Award
Charles R. Gordon	$325,000
David A. Martin	109,778
David F. Morris	117,624
John D. Huhn	75,000
Stephen P. Callahan	62,500

For 2016, each of our Named Executive Officers were participants under our Executive Performance Plan. Annual cash incentives payable under the Executive Performance Plan are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code (the “Code”) - see “Section 162(m) Performance-Based Compensation” below.

Long-Term Incentive Compensation. In order to reward executive actions that enhance long-term stockholder returns, the Committee provides certain long-term equity-based incentives to our executives and other key employees. We believe that the value of long-term equity awards with continued service requirements, as is the case with our restricted stock unit awards, encourages executives to remain with the Company as leaving the Company results in the forfeiture of the unvested portion of previously earned long-term equity awards. To that end, all of our long-term incentive compensation awards include a continued service requirement.

Each year, the Committee considers a number of factors when deciding on the amount and allocation of long-term compensation, including, among other things, recommendations by the Committee’s independent compensation consultants, peer group and other survey market data regarding similarly situated executives, the historical compensation for responsibilities of each Named Executive Officer, business objectives, historic Company performance, current market conditions, risks associated with compensation principally linked to stock price, and other factors that may be relevant at that point in time. Further, the Committee decides on a mix of long-term incentive compensation with the goal to provide the appropriate balance of stock price appreciation, performance and retention elements of long-term incentive compensation. Generally, annual awards of equity-based incentives are made during the Committee’s regularly scheduled first quarter meetings after financial results for the prior year as well as updated compensation data for our peer group are known.

In 2016, the Committee determined that the Named Executive Officers would receive the following mix of long-term incentive compensation: 50% performance-based stock units and 50% time-based restricted stock units. Each type of award is described in more detail below. The Committee believes that the mix of long-term incentive compensation set forth above are appropriate for each of our Named Executive Officers in order to successfully balance the attributes of each form of long-term incentive compensation, which are set forth in this Compensation Discussion and Analysis.

In 2016, we significantly reduced award amounts to our Named Executive Officers under our long-term equity incentive program due to market conditions. Specifically, we reduced the awards (as compared to 2015 award amounts), as follows: Mr. Gordon’s award was reduced by 30%; Messrs. Martin and Morris’ awards were reduced by 20%; and Messrs. Huhn and Callahan’s awards were reduced by 10%.

Performance Units. Performance-based stock units support achievement of the Company’s longer term financial goals, while the three-year vesting period also simultaneously supports retention and succession planning. The performance units are denominated in restricted stock units.

Employees who receive performance units shall have no rights as stockholders with respect to such performance units until the performance units vest, although the awards are subject to adjustment due to stock dividends, split-ups, mergers, etc.

2014-2016 Performance Period

For performance awards granted in 2014 for the 2014-2016 performance period (the “2014 awards”) to all of our Named Executive Officers other than Mr. Gordon and Mr. Callahan (who was not employed by the Company in 2014), a cumulative three-year performance metric was used rather than, as in prior year awards, an annual metric followed by a cumulative three-year performance metric if any of the units did not vest under the annual metrics. 25% of the award eligible for performance vesting at the end of the three-year period is based on a cumulative relative TSR goal and 75% of the award eligible for performance vesting at the end of the three-year period is based on a cumulative EPS goal.

Mr. Gordon was granted a performance award in 2014 upon becoming our President and Chief Executive Officer on October 6, 2014, having served as our interim Chief Executive Officer from May 2014. In setting the parameters of Mr. Gordon’s 2014 performance award, the Committee considered, among other things, the fact that Mr. Gordon’s role as interim Chief Executive Officer did not commence until midway through the second quarter of 2014 and his role as President and Chief Executive Officer did not commence until the fourth quarter of 2014. As a result, the Committee believed Mr. Gordon’s performance award should be based on performance during his time as President and Chief Executive Officer since his ability to influence the Company’s performance in 2014 was materially limited. However, the Committee also believed it was important for Mr. Gordon’s performance award to have the same performance metrics as the other Named Executive Officers. As a result, the performance period for Mr. Gordon’s 2014 performance unit grant ended on December 31, 2016 (in line with our other Named Executive Officers), with 25% of his award eligible for performance vesting based on a relative TSR goal from October 8, 2014 to December 31, 2016 and 75% of his award eligible for performance vesting based on a cumulative EPS goal for 2015 and 2016. As described below, the performance metrics and goals applicable to Mr. Gordon with respect to his performance awards in 2015 and 2016 are the same as those applicable to the other Named Executive Officers.

The following table generally illustrates the three year (or shorter in the case of Mr. Gordon) performance goals and vesting for the 2014 awards:

TSR Performance Goal
Threshold	Target	Maximum
Percentile of Company TSR vs. Comparator Group (12.5% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (25% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (50% of Target Performance Units Vest)

EPS Performance Goal
Threshold	Target	Maximum
85% of EPS Target (37.5% of Target Performance Units Vest)	100% of EPS Target (75% of Target Performance Units Vest)	125% of EPS Target (150% of Target Performance Units Vest)

Performance results that fall between the threshold, target and maximum goals are calculated from those points on a straight-line sliding scale to determine the actual performance unit award for the executive.

The Company did not achieve the threshold EPS goal, which was $4.34 for the 2014-2016 performance period (or, in the case of Mr. Gordon, $3.06 for the 2015-2016 performance period). As a result, the 75% of the 2014 performance awards tied to the EPS goal did not vest and have been forfeited. With respect to the 25% of the 2014 performance awards tied to the TSR goal, the Company achieved a TSR of 19.36% and 7.94% for the period from January 1, 2014 through December 31, 2016 (for awards issued to Messrs. Martin, Morris and Huhn) and from October 8, 2014 through December 31, 2016 (for the award issued to Mr. Gordon), respectively, which was at the 81st and 83rd percentiles, respectively, compared to the Company’s TSR peer group. Based on the Company’s TSR performance as compared to the Company’s TSR peer group, the 25% of the 2014-2016 performance awards tied to the TSR goal vested and paid out at 177.38% of target with respect to Messrs. Martin, Morris and Huhn, and 183.25% of target with respect to Mr. Gordon.

2015-2017 Performance Period

For performance awards granted in 2015 for the 2015-2017 performance period (the “2015 awards”) to all of our Named Executive Officers (with the exception of Mr. Callahan who was not employed by the Company at the time of the awards), the Committee adjusted the terms of our performance units such that: (i) EPS was removed as a metric; (ii) the weight of the relative TSR component was increased from 25% to 75%; and (iii) ROIC was introduced as a metric, weighted at 25%. Like the 2014 awards, vesting of the 2015 awards is based on cumulative three-year performance metrics with no potential for vesting on an annual basis.

The following table generally illustrates the three-year performance goals and vesting for the 2015 awards:

TSR Performance Goal
Threshold	Target	Maximum
Percentile of Company TSR vs. Comparator Group (37.5% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (75% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (150% of Target Performance Units Vest)

ROIC Performance Goal
Threshold	Target	Maximum
96.9% of ROIC target (12.5% of Target Performance Units Vest)	100% of ROIC target (25% of Target Performance Units Vest)	106% of ROIC target (50% of Target Performance Units Vest)

2016-2018 Performance Period

For performance awards granted in 2016 for the 2016-2018 performance period (the “2016 awards”) to all of our Named Executive Officers, the Committee used the same metrics as the 2015-2017 performance period: (i) the weight of the relative TSR component remained at 75%; and (ii) ROIC continued to be weighted at 25%. Like the 2015 awards, vesting of the 2016 awards is based on cumulative three-year performance metrics with no potential for vesting on an annual basis.

The following table generally illustrates the three-year performance goals and vesting for the 2016 awards:

TSR Performance Goal
Threshold	Target	Maximum
Percentile of Company TSR vs. Comparator Group (37.5% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (75% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (150% of Target Performance Units Vest)

ROIC Performance Goal
Threshold	Target	Maximum
96.9% of ROIC target (12.5% of Target Performance Units Vest)	100% of ROIC target (25% of Target Performance Units Vest)	106% of ROIC target (50% of Target Performance Units Vest)

For performance awards granted in 2016 for the 2016-2018 performance period, we significantly reduced award amounts to our Named Executive Officers due to market conditions. Specifically, we reduced the awards, as follows: Mr. Gordon’s award was reduced by 30%; Messrs. Martin and Morris’ awards were reduced by 20%; and Messrs. Huhn and Callahan’s awards were reduced by 10%. In 2016, as part of the annual compensation program offered to the Named Executive Officers, the Committee awarded performance units as follows:

Performance Units Awarded

Named Executive Officer	Threshold (#)	Target (#)	Maximum (#)	Target Award Date Value ($)
Charles R. Gordon	19,189	38,377	76,754	$700,000
David A. Martin	7,127	14,254	28,508	260,000
David F. Morris	7,127	14,254	28,508	260,000
John D. Huhn	2,741	5,482	10,964	100,000
Stephen P. Callahan	2,741	5,482	10,964	100,000

For all Named Executive Officers, the target number of performance units awarded was calculated by dividing the target award date value of each Named Executive Officer’s respective award by $18.24, the closing price of our common stock on the Nasdaq Global Select Market on February 24, 2016, the date of the award.

For all Named Executive Officers, threshold award levels are one-half of the target award levels and maximum award levels are two times the target award levels.

Restricted Stock Units. In 2016, the granting of shares of time-based restricted stock units was specifically targeted toward the retention of our executives and key employees. Grants of restricted stock units have enabled us to attract and retain key employees by encouraging their ownership in our common stock. The award of restricted stock units is also designed to assist executives in satisfying our Company’s ownership guidelines with respect to our common stock. The number of restricted stock units awarded to an executive is based on the target dollar value of the amount of such executive’s long-term incentive compensation allocated to restricted stock units (i.e., 50% for all of our Named Executive Officers). That target dollar value is translated into a number of restricted stock units based on the fair value of the award, which is determined to be the closing price of our common stock on the Nasdaq Global Select Market on the date of the award.

In 2016, restricted stock units awarded to our executive officers and all key employees contained a three-year service restriction. The entire restricted stock unit award remains subject to forfeiture until the third anniversary of the award. Upon the third anniversary of the award, the service restriction lifts, provided the recipient was an employee of our Company or any majority-owned subsidiary from the date of grant until the third anniversary of such date. As set forth in more detail below, there are certain instances in which time-based service restrictions will lapse prior to the third anniversary. The restricted stock units will vest immediately upon the occurrence of the recipient’s death, termination of employment as a result of disability or upon a change in control of our Company followed by an impermissible termination of employment. In addition, if we terminate a recipient’s employment without cause, provided the restricted stock unit was awarded more than 18 months prior to termination of employment, such restricted stock units will pro-rata vest as to a percentage of the award determined by dividing the number of whole months of the recipient’s employment beginning on the date of grant by 36. If a recipient retires from our Company after: (i) the age of 55 and with at least 10 years of full-time service; (ii) after age 60 with at least 5 years of full-time service; or (iii) the age of 65 with no minimum full-time service requirement, the time-based service restrictions will lapse and the restricted stock units will pro-rata vest as to a percentage of the grant determined by dividing the number of months of his or her employment since the date of the award by 36. If a recipient is terminated for cause or voluntarily terminates his employment prior to the third anniversary of the date of award, the entire restricted stock unit award is forfeited regardless of when the termination of employment occurs in the three-year service period. The Committee believes that allowing for the lapse of time-based service restrictions prior to the third anniversary of the award is appropriate in the instances set forth above as such instances are largely life events outside of the control of the participants and, as such, do not conflict with the retention goals provided with the three-year service requirement.

In 2016, the Committee awarded restricted stock to all Named Executive Officers as follows:

Restricted Stock Awarded

Named Executive Officer	Restricted Stock Awarded (#)		Award Date Value ($)
Charles R. Gordon	38,377		$700,000
David A. Martin	14,254		260,000
David F. Morris	14,254		260,000
John D. Huhn	8,223	[1]	150,000
Stephen P. Callahan	5,482		100,000

_______________________________

1.

Includes an annual grant of 5,482 restricted stock units and an additional special grant of 2,741 restricted stock units (the “Special Grant”) in recognition of Mr. Huhn’s expanded responsibilities in 2016. The restricted stock units granted pursuant to the Special Grant are on the same terms and were calculated in the same manner as the 2016 grant of restricted stock units to all the Named Executive Officers, including Mr. Huhn.

All the above grants were made on February 24, 2016. For all Named Executive Officers, the number of restricted stock units awarded was calculated by dividing the target award date value of each Named Executive Officer’s respective award by $18.24, the closing price of our common stock on the Nasdaq Global Select Market on February 24, 2016, the date of the award.

Stock Options. Historically, the Company has at times granted some portion of the long-term equity incentives in stock options or provided Named Executive Officers with the opportunity to elect that a portion of their long-term equity incentive be in the form of stock options. In 2016, no stock options were granted nor were our Named Executive Officers provided the opportunity to elect to receive a portion of their annual equity compensation in stock options as we had done in past years.

Other Benefits: Supplemental Benefits for Certain Executives. In order to provide a competitively attractive package to secure and retain executives, we supplement our standard benefit packages offered to all employees with the executive benefits listed below. The executives’ benefits packages are designed to assist the executives in providing for their own financial security in a manner that recognizes individual needs and preferences.

Deferred Compensation Plan. Executives may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees. The plan allows for base salary deferral up to 75% of base salary and bonus deferral of up to 100% of bonus amounts. Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching payments were limited to a maximum aggregate amount of $10,600 per employee for 2016). Deferred account balances in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan.

Account balances will accrue for each participant based on the amount of the participant’s deferrals into his or her account, the Company’s matching payments, if any, and the investment performance of his or her selected indices. Participants are at all times 100% vested in their deferrals, Company-matching payments and investment earnings. Participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect. For our Named Executive Officers, however, no payments may be made from his or her account balance until the date that is six months following the date of termination of the Named Executive Officer’s employment.

During 2016, Messrs. Martin, Morris and Callahan deferred $14,548, $54,225 and $25,000 of their compensation, respectively, under our nonqualified deferred compensation plan. We credited an additional $1,600 in Company-matching payments to Mr. Martin’s and Mr. Callahan’s accounts, respectively, in 2016. No Company-matching payments were made under the plan to Mr. Morris’ account during 2016.

Executive Disability Insurance. The Company provides a supplemental policy for executives pursuant to which the maximum monthly benefit under long-term disability is increased from $12,500 to 60% of the executive’s monthly cash compensation, inclusive of target annual incentive compensation.

Other Benefits. While we provide all employees with life insurance benefits in an amount equal to two times the employee’s salary up to $500,000, we provide our Chief Executive Officer with $1.0 million in life insurance benefits.

Mr. Gordon’s Relocation to St. Louis. Pursuant to Mr. Gordon’s offer letter dated October 6, 2014, Mr. Gordon was entitled to reimbursement for certain expenses incurred with respect to his relocation from Pittsburgh, Pennsylvania to St. Louis, Missouri. In 2016, the Company paid $149,120 on Mr. Gordon’s behalf for costs associated with his household good moving ($24,825) and home sale ($124,295).

Compensation Related Policies

Underpinning our executive compensation philosophy are certain policies relating to compensation and equity ownership.

Policies Relating to Compensation

Section 162(m) Performance-Based Compensation. We generally structure incentive compensation to be deductible under Section 162(m) of the Code. However, we reserve the right to grant or pay amounts that are not deductible. For example, the Committee has granted incentive stock options, which generally do not result in deductible compensation at the time of exercise, and has made time-vested restricted stock and restricted stock unit grants, which may not qualify as performance-based compensation for purposes of Section 162(m) of the Code.

Policy on Recoupment of Incentive Compensation. Our Board of Directors has adopted a policy on recoupment of incentive compensation providing that if during any fiscal year there occurs a material misstatement or omission of financial information in our financial statements, our Board or the Committee may, in its discretion, recoup or cancel all or part of the incentive compensation provided to a responsible executive officer or key employee. For the purposes of the policy, incentive compensation includes any bonus, incentive payment, equity award or other compensation, including the amount of any annual salary increase or any gains realized on the exercise of stock options or sale of shares of our common stock received as incentive compensation. In addition to the recoupment of incentive compensation, our Board or the Committee may take such other actions as it deems necessary or appropriate to address the events that gave rise to the material misstatement or omission and to prevent its recurrence. Such actions may include, to the extent permitted by applicable law:

•	adjusting the future compensation of the executive officer or key employee;

•	terminating the employment of the executive officer or key employee; and

•	pursuing other legal remedies against the executive officer or key employee.

Each executive officer or key employee who receives incentive compensation pursuant to any of our incentive compensation plans is required to acknowledge in writing his or her agreement with the policy and understanding that any incentive compensation made to him or her is conditioned upon and subject to the policy.

We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer, the Company demonstrates its commitment to strong corporate governance. This recoupment policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Policies Relating to Equity

In light of the significant portion of our executive compensation program that consists of equity-based compensation, we have adopted certain policies that help encourage stock ownership by our executives as well as protect the advantages, and mitigate against the risk, of equity holdings by our executives.

Stock Ownership Policy with Respect to Named Executive Officers. We have a policy with respect to the required stock ownership levels of certain highly compensated key employees, including our Named Executive Officers. The purpose of this policy is to ensure that the required stock ownership of these employees is commensurate with his or her duties and responsibilities, as measured on an annual basis. Under the policy, each of our Named Executive Officers is required to beneficially own, by no later than the third anniversary of the date he or she became subject to the policy (and to retain thereafter, until he or she is no longer subject to the policy), a minimum number of shares of our common stock that is equal in value to a multiple of his or her annual base salary. The minimum share ownership amount is recalculated annually as of January 1 based on the Named Executive Officer’s current annual base salary as of December 31 of the immediately preceding year. The following forms of equity interest count towards the achievement of the required stock ownership: (i) shares of common stock purchased on the open market; (ii) shares of common stock owned jointly with or separately by spouses and/or children; (iii) shares of common stock purchased through our employee stock purchase program; (iv) shares of stock acquired upon stock option exercises; (v) deferred stock units; and (vi) shares of restricted common stock or restricted stock units (but not performance stock units).

In February 2016, we revised our stock ownership policy to prohibit the sale or transfer of shares, other than shares used to pay applicable taxes and/or exercise price for stock options, until compliance with the minimum share ownership requirement is met. This prohibition applies during the three-year period provided to individuals to achieve compliance after becoming subject to the policy as well as any time after such three-year period in which an individual falls out of compliance (e.g., as a result of a depreciation in stock price).

The minimum number of shares is determined by dividing the base salary multiple by the average of the closing price of our common stock for the ten trading days prior to the applicable valuation date. The multiplier used in calculating the base salary multiple is assigned to each Named Executive Officer based on his or her responsibilities and duties and ranges from one to three times the Named Executive Officer’s annual base salary.

As of January 1, 2017, the required share ownership of each of our Named Executive Officers was as follows:

Named Executive Officer	Date Subject to Policy	Salary at December 31, 2016	Salary Multiplier	10-Day Average Closing Price	Required Share Ownership as of January 1, 2017	Actual Share Ownership as of January 1, 2017
Charles R. Gordon	October 6, 2014	$650,000	3x	$24.92	78,250	248,774
David A. Martin	August 13, 2007	365,925	2x	24.92	29,368	99,065
David F. Morris	July 25, 2006	392,080	2x	24.92	31,467	147,845
John D. Huhn	June 2, 2014	300,000	1x	24.92	12,039	19,120
Stephen A. Callahan	Nov. 9, 2015	250,000	1x	24.92	10,032	10,195

To date, each of the Named Executive Officers has fulfilled the stock ownership requirements of this policy.

Anti-Hedging Policy. In February 2012, our Board of Directors adopted an anti-hedging policy that prohibits officers, directors and employees from entering into hedging or monetization transactions involving our common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, margin accounts, or other derivatives that are directly linked to our Company’s stock or transactions involving short sales of the Company’s stock. The Board adopted this policy to require officers, directors and employees to continue to own Company stock with the full risks and rewards of ownership, thereby ensuring continued alignment of their objectives with the Company’s other stockholders.

Anti-Pledging Policy. In July 2015, our Board of Directors amended the previously-adopted anti-pledging policy. The amended policy prohibits any officer or director from pledging our common stock owned by such director or officer; provided that any pledges existing as of the amendment must be unwound and terminated prior to July 22, 2020. One executive officer has an existing pledge of shares our common stock, as described in more detail in the footnotes of the table set forth under the heading “Information Concerning Certain Stockholders” beginning on page 59 below.

COMPENSATION COMMITTEE REPORT

The responsibilities of our Compensation Committee are provided in its charter, which has been approved by our Board of Directors.

In fulfilling its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report, the Compensation Committee, among other things, has:

•	reviewed and discussed the Compensation Discussion and Analysis with management, and

•	in reliance on such review and discussions, approved the inclusion of such Compensation Discussion and Analysis in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

Juanita H. Hinshaw, Chair           Stephen P. Cortinovis

Stephanie A. Cuskley     Phillip D. Wright

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

COMPENSATION IN LAST FISCAL YEAR

Summary Compensation Table

The following table sets forth information concerning compensation earned for the fiscal years ended December 31, 2016, 2015 and 2014, if applicable, for all persons who served as our principal executive officer or principal financial officer during 2016 and the three other most highly compensated executive officers of our Company who were serving as executive officers of the Company at December 31, 2016 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)		Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(5)	Total ($)
Charles R. Gordon (6)	2016	$650,000	—	$1,400,000	(8)	$325,000	$172,291	$2,547,291
Chief Executive Officer	2015	650,000	—	2,000,000	(9)	599,300	44,508	3,293,808
and President	2014	156,250	$100,000(7)	3,002,000	(10)	208,048	351,175	3,817,473

David A. Martin	2016	$365,925	—	$520,000	(8)	$109,778	$15,304	$1,011,007
Executive Vice President and	2015	357,000	—	650,000	(9)	197,492	15,766	1,220,258
Chief Financial Officer	2014	357,000	—	650,000	(10)	107,100	17,604	1,131,704

David F. Morris	2016	$392,080	—	$520,000	(8)	$117,624	$16,285	$1,045,989
Executive Vice President,	2015	392,080	—	763,100	(9)	216,899	16,747	1,388,826
General Counsel and Chief	2014	377,000	—	650,000	(10)	113,100	18,591	1,158,691
Administrative Officer

John D. Huhn (11)	2016	$300,000	—	$250,000	(8)	$75,000	$13,352	$638,352
Senior Vice President and Chief	2015	260,000	—	225,000	(9)	119,860	11,560	616,420
Strategy Officer	—	—	—	—		—	—	—

Stephen P. Callahan (12)	2016	$250,000	—	$200,000	(8)	$62,500	$13,153	$525,653
Senior Vice President, Human	—	—	—	—		—	—	—
Resources	—	—	—	—		—	—	—

(1)	Includes amounts earned but deferred at the election of the executive officer under our 401(k) Profit Sharing Plan and our nonqualified deferred compensation plan.

(2)

Represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion regarding the valuation of our stock awards for financial statement reporting purposes, please refer to Note 9, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 1, 2017.

(3)	Stock Awards: These amounts do not necessarily reflect the actual economic value received by Named Executive Officers.

(4)    These amounts represent bonuses awarded in 2014, 2015 and 2016 under our Management Annual Incentive Plan.

(5)

For Mr. Gordon, includes the following amounts paid or accrued in 2016: (a) $149,120 in paid or reimbursed relocation expenses pursuant to his offer letter; (b) $10,600 in employer-matching payments under our 401(k) Profit Sharing Plan; (c) $6;438 in term life insurance premiums; and (d) $6,133 in executive disability insurance premiums. For all other Named Executive Officers, represents the following amounts paid or accrued in 2016: Mr. Martin, $10,600 in employer-matching payments under our 401(k) Profit Sharing Plan and nonqualified deferred compensation plan, $498 in term life insurance premiums and $4,206 in executive disability insurance premiums; Mr. Morris, $10,600 in employer-matching payments under our 401(k) Profit Sharing Plan, $498 in term life insurance premiums and $5,187 in executive disability insurance premiums; Mr. Huhn, $10,600 in employee-matching payments under our 401(k) Profit Sharing Plan, $498 in term life insurance premiums and $2,254 in executive disability insurance premiums; and Mr. Callahan, $10,600 in employer-matching payments under our 401(k) Profit Sharing Plan and nonqualified deferred compensation plan, $498 in term life insurance premiums and $2,055 in executive disability insurance premiums.

(6)	Effective May 3, 2014, Mr. Gordon was appointed as interim Chief Executive Officer, a role he filled until October 6, 2014 when he was appointed President and Chief Executive Officer.

(7)	In connection with the commencement of Mr. Gordon’s employment with the Company on October 6, 2014, he received a cash inducement bonus of $100,000.

(8)

Includes the grant date fair value of performance units awarded in 2016 assuming the target level of performance conditions is achieved, which is equal to $700,000 for Mr. Gordon, $260,000 for each of Messrs. Martin and Morris, $100,000 for Mr. Huhn and $100,000 for Mr. Callahan. If the highest level of performance conditions is achieved with regard to the annual performance units granted in 2016, the aggregate grant date fair value of such awards would be $1,400,000 for Mr. Gordon, $520,000 for each of Messrs. Martin and Morris and $200,000 for each of Messrs. Huhn and Callahan. Also includes the grant date fair value of the annual awards of restricted stock units granted to each of our Named Executive Officers in 2016 as well as a special award of restricted stock units granted to Mr. Huhn in recognition of Mr. Huhn’s expanded responsibilities in 2016. All such awards of restricted stock units are subject to forfeiture if the Named Executive Officer’s employment terminates prior to the end of a three-year service period.

(9)

Includes the grant date fair value of performance units awarded in 2015 assuming the target level of performance conditions is achieved, which is equal to $1,000,000 for Mr. Gordon, $325,000 for each of Messrs. Martin and Morris and $112,500 for Mr. Huhn. If the highest level of performance conditions is achieved with regard to the annual performance units granted in 2015, the aggregate grant date fair value of such awards would be $2,000,000 for Mr. Gordon, $650,000 for each of Messrs. Martin and Morris and $250,000 for Mr. Huhn. Also includes the grant date fair value of the annual awards of restricted stock units granted to each of our Named Executive Officers in 2015 as well as a special award of restricted stock units granted to Mr. Morris in recognition of his efforts during the leadership transition in 2014. All such awards of restricted stock units are subject to forfeiture if the Named Executive Officer’s employment terminates prior to the end of a three-year service period.

(10)

Includes the grant date fair value of performance units awarded in 2014 assuming the target level of performance conditions is achieved, which is equal to $750,000 for Mr. Gordon and $325,000 for each of Messrs. Martin and Morris. If the highest level of performance conditions is achieved with regard to the annual performance units granted in 2014, the aggregate grant date fair value of such awards would be $1,500,000 for Mr. Gordon and $650,000 for each of Messrs. Martin and Morris. Also includes the grant date fair value of the annual awards of restricted stock granted in 2014, which awards are subject to forfeiture if the Named Executive Officer’s employment terminates prior to the end of the three-year service period. Finally, with respect to Mr. Gordon, includes an inducement award of restricted stock granted on October 6, 2014 with a grant date fair value of $1,400,000 in connection with Mr. Gordon being appointed President and Chief Executive Officer of the Company and an award of deferred stock units with an aggregate grant date fair value of $102,000 for Mr. Gordon’s service as a non-employee director prior to being appointed President and Chief Executive Officer.

(11)	Mr. Huhn became an executive officer of the Company on July 23, 2014, however, he was not one of our three most highly compensated executive officers in 2014.

(12)	Mr. Callahan became an executive officer of the Company on November 9, 2015, however, he was not one of our three most highly compensated executive officers in 2015.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards for the fiscal year ended December 31, 2016 for our Named Executive Officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(1)
Charles R. Gordon	02/24/2016(2)	–	–	–	–	38,377	–	–	–	–	$700,000
	02/24/2016(3)	–	–	–	19,189	38,377	76,754	–	–	–	700,000
David A. Martin	02/24/2016(2)	–	–	–	–	14,254	–	–	–	–	260,000
	02/24/2016(3)	–	–	–	7,127	14,254	28,508	–	–	–	260,000
David F. Morris	02/24/2016(2)	–	–	–	–	14,254	–	–	–	–	260,000
	02/24/2016(3)	–	–	–	7,127	14,254	28,508	–	–	–	260,000
John D. Huhn	02/24/2016(2)	–	–	–	–	8,223	–	–	–	–	150,000
	02/24/2016(3)	–	–	–	2,741	5,482	10,964	–	–	–	100,000
Stephen P. Callahan	02/24/2016(2)	–	–	–	–	5,482	–	–	–	–	100,000
	02/24/2016(3)	–	–	–	2,741	5,482	10,964	–	–	–	100,000

___________________

(1)

Represents the grant date fair value (computed in accordance with FASB ASC Topic 718) of $18.24 per share for the performance units at target performance and time-based restricted stock granted on February 24, 2016. Please refer to Note 9, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 1, 2017 for a discussion regarding the valuation of our stock awards.

(2)	Represents the number of shares of time-based restricted stock units awarded on February 24, 2016.

(3)	Represents number of performance units at target performance awarded on February 24, 2016.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards, as of the fiscal year ended December 31, 2016, held by our Named Executive Officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(4)

Charles R. Gordon	—	—	—	—	—	214,217	$5,076,943	—	—
	—	—	—	—	—	—	—	68,766	$1,629,742

David A. Martin	28,239	—	—	$26.60	1/21/18	—	—	—	—
	39,663	—	—	18.11	2/21/19	—	—	—	—
		—	—			46,551	1,103,259	—	—
		—	—			—	—	23,276	551,629

David F. Morris	28,239	—	—	$26.60	1/21/18	—	—	—	—
	39,663	—	—	18.11	2/21/19	—	—	—	—
	—	—	—	—	—	53,119	1,258,920	—	—
	—	—	—	—	—	—	—	23,276	551,629

John D. Huhn	—	—	—	—	—	19,120	453,144	—	—
	—	—	—	—	—	—	—	7,462	176,849

Stephen P. Callahan	—	—	—	—	—	10,195	241,622	—	—
	—	—	—	—	—	—	—	2,741	64,962

___________________

(1)

Represents the number of shares of restricted stock or restricted stock units awarded and outstanding at fiscal year-end as follows: Mr. Gordon, 38,377 restricted stock units awarded on February 24, 2016, 58,072 restricted stock units awarded on February 18, 2015 and 117,768 shares of restricted stock awarded on October 8, 2014; Mr. Martin, 14,254 restricted stock units awarded on February 24, 2016, 18,873 restricted stock units awarded on February 18, 2015 and 13,424 shares of restricted stock awarded on March 25, 2014; Mr. Morris, 14,254 restricted stock units awarded on February 24, 2016, 25,441 restricted stock units awarded on February 18, 2015 and 13,424 shares of restricted stock awarded on March 25, 2014; Mr. Huhn, 8,223 restricted stock units awarded on February 24, 2016, 6,533 restricted stock units awarded on February 18, 2015 and 4,364 shares of restricted stock awarded on June 2, 2014; and Mr. Callahan, 5,482 restricted stock units awarded on February 24, 2016 and 4,713 restricted stock units awarded on November 9, 2015.

(2)

Represents the value of restricted stock and restricted stock units calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2016 ($23.70 per share).

(3)	Represents the number of performance units granted in 2014, 2015 and 2016 that, as of December 31, 2016, may potentially vest if three-year threshold performance goals are met.

(4)

Represents the value of shares of performance units calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2016 ($23.70 per share) multiplied by the number of performance units that, as of December 31, 2016, may potentially vest if the threshold performance goal is met.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by our Named Executive Officers and the vesting of stock awards previously granted to our Named Executive Officers during the fiscal year ended December 31, 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Charles R. Gordon	—	—	—	—
David A. Martin	35,153	$71,467	12,943	$270,120
David F. Morris	30,766	40,303	12,943	270,120
John D. Huhn	—	—	—	—
Stephen P. Callahan	—	—	—	—

___________________

(1)

Reflects the difference between the market price on the date of exercise and the exercise price. Mr. Martin exercised: (i) 4,377 options on March 2, 2016, at an average market price of $19.96 and an exercise price of $12.84; and (ii) 30,766 options on November 16, 2016, at an average market price of $24.18 and an exercise price of $22.87. Mr. Morris exercised 30,776 options on November 16, 2016, at an average market price of $24.18 and an exercise price of $22.87.

(2)

Reflects the number of shares vesting multiplied by the market price ($20.87) on the date of the lapse of time-based restrictions (March 7, 2016). The restricted stock grants on March 7, 2013 were made pursuant to the terms of our 2009 Employee Equity Incentive Plan.

Nonqualified Deferred Compensation

Executive officers may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees. For 2016, the plan allowed for base salary deferral up to 75% of base salary, and bonus deferral of up to 100% of bonus amounts. Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching payments were limited to a maximum aggregate amount of $10,600 per employee for 2016). Deferred account balances in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan. In connection with this plan, the Company established a Rabbi Trust to fund the Company’s promise to pay deferred compensation account balances contributed to by participants in the plan. This trust becomes fully funded upon a change in control.

Account balances will accrue for each participant based on the amount of the participant’s deferrals into the account, the Company’s matching payment, if any, and the investment performance of his or her selected indices. Participants are at all times 100% vested in their deferrals, Company-matching payments and investment earnings. Participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect. For Named Executive Officers, however, no payments may be made from his or her account balance until a date that is at least six months following the date of termination of the Named Executive Officer’s employment.

During 2016, Messrs. Martin, Morris and Callahan deferred $14,548, $54,225 and $25,000 of their compensation, respectively, under our nonqualified deferred compensation plan. We credited an additional $1,600.00 in Company-matching payments to Mr. Martin’s and Mr. Callahan’s accounts, respectively, in 2016. No Company-matching payments were made under the plan to Mr. Morris’ account during 2016.

The following table sets forth information concerning contributions, Company-matching payments, earnings and balances under our nonqualified deferred contribution plan for our Named Executive Officers:

Name	Executive Contribution in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Charles R. Gordon	—	—	—	—	—
David A. Martin	$14,548	$1,600	$18,702	—	$205,039
David F. Morris	54,225	—	99,191	—	882,685
John D. Huhn	—	—	—	—	—
Stephen P. Callahan	25,000	1,600	1,944	—	28,544

 _______________________

(1)

Named Executive Officer contributions and registrant payments also are reported in the “Salary”, “Non-Equity Incentive Plan Compensation” and “Other Compensation” columns of the Summary Compensation Table.

(2)	Amounts credited do not constitute above-market earnings.

Severance, Change in Control and Termination

Severance

Effective March 1, 2008, we adopted a severance policy (which was still effective December 31, 2016) (the “Severance Policy”) that would provide for severance payments to Named Executive Officers (subject to the terms of Mr. Gordon’s offer letter and each of the Continuity Agreements for Messrs. Gordon, Martin and Morris, in each case as described below) at the rate of 12 weeks of base salary, plus two additional weeks of base salary for each full year of continuous service time with our Company; provided, however, that our Named Executive Officers would not receive more than 42 weeks of base salary as severance. Payments are not lump sum but are processed as extended payroll over the term of the applicable severance period. Executives may continue to receive medical and dental insurance through the severance period and we shall pay that portion of the medical and health insurance that it would have paid had the executive been an employee. Additionally, executives are entitled to $10,000 in outplacement services.

The Severance Policy would apply if a Named Executive Officer in good standing with our Company is involuntarily terminated without cause and not due to a Code of Conduct violation, and the Named Executive Officer has completed a minimum of six months’ continuous service time.

Our Company does not offer change in control tax gross-up provisions.

Under his offer letter, if Mr. Gordon is terminated for any reason other than for “Cause” (as defined in his offer letter), Mr. Gordon would receive severance benefits equal to 24 months of his then current base salary and 24 months of the monthly cost of health, dental, vision, life, long-term disability and accidental insurance then provided by us. The payments are in lieu of payments that would have been due Mr. Gordon under the Severance Policy. Any severance payments made pursuant to Mr. Gordon’s offer letter are conditioned upon certain representations, warranties, covenants and agreements to be made by Mr. Gordon, including, but not limited to, covenants of confidentiality, non-solicitation and non-competition and a release of all claims.

Effective March 1, 2017, our Board of Directors approved a new severance policy (the “2017 Severance Policy”). Mr. Gordon is not subject to the 2017 Severance Policy as his severance is addressed under the terms of his offer letter. Under the terms of the 2017 Severance Policy, in the event of a qualifying severance Messrs. Martin and Morris would be entitled to 18 months severance (base salary and benefits continuation), and Messrs. Huhn and Callahan would be entitled to 15 months severance (base salary and benefits continuation). Under the 2017 Severance Policy, severance is paid out over the course of the severance period (rather than a lump sum) and the employee must sign a separation agreement to qualify. In the event of a termination for cause, the employee is not eligible for severance.

Change in Control and Termination

Continuity Agreements. On October 6, 2014, the Company entered into Executive Change in Control Severance Agreements (the “Continuity Agreements”) with each of Messrs. Gordon, Martin and Morris. Each of the Continuity Agreements provide for a “double trigger” such that benefits are only payable if there is a change in control (as defined in the Continuity Agreements) followed, within 24 months after the change in control, by involuntary termination without cause (as defined in the Continuity Agreements) or voluntary termination for good reason (as defined in the Continuity Agreements). Upon such a termination, the Continuity Agreements provide, among other things, for the following benefits:

•	A lump-sum payment of the executive’s accrued but unpaid base salary, accrued vacation pay and other items earned and owed to the executive through and including the effective date of termination;
•	A lump-sum payment of a pro-rated portion of the executive’s annual target bonus opportunity;
•	A lump-sum payment of a specified multiple, which is 2.99 for Mr. Gordon and 1.99 for Messrs. Martin and Morris, of the executive’s base salary and annual target bonus opportunity;
•	Continuation of health, dental and vision insurance coverage after termination for 36 months for Mr. Gordon and 24 months for Messrs. Martin and Morris; and
•	Up to $15,000 in executive outplacement services.

On March 1, 2017, the Company entered into Change in Control Severance Agreements (“Change in Control Agreements”) with each of Messrs. Huhn and Callahan. Each of the Change in Control Agreements provide for a “double trigger” such that benefits are only payable if there is a change in control (as defined in the Change in Control Agreements) followed, within 24 months after the change in control, by involuntary termination without cause (as defined in the Change in Control Agreements) or voluntary termination for good reason (as defined in the Change in Control Agreements). Upon such a termination, the Change in Control Agreements provide, among other things, for the following benefits:

•

A lump-sum payment of Mr. Huhn’s or Mr. Callahan’s accrued but unpaid base salary, accrued vacation pay and other items earned and owed to the them through and including the effective date of termination;

•	A lump-sum payment of a pro-rated portion of Mr. Huhn’s or Mr. Callahan’s annual target bonus opportunity (as defined in the Change in Control Agreements);
•	A lump-sum payment of 1.5 times Mr. Huhn’s or Mr. Callahan’s base salary and annual target bonus opportunity;
•	Continuation of health, dental and vision insurance coverage after termination for 18 months; and
•	Up to $15,000 in executive outplacement services.

Equity-Based Incentives. Since 2013, our equity award agreements, including those for restricted stock, restricted stock units and performance units, include a double trigger such that the outstanding unvested equity awards will immediately vest only upon a change in control followed by an involuntary termination without cause or a voluntary termination for good reason. In such case, performance units will vest at target.

If we were to terminate any Named Executive Officer’s employment without cause, the service restrictions on any restricted stock or restricted stock units awarded more than 18 months prior to such termination would vest as to a percentage of the award determined by dividing (i) the number of whole months of the Named Executive Officer’s employment beginning on the date of the award through the date of termination (provided that the number of whole months is at least 18) by (ii) 36. With respect to the inducement award of 76,686 shares of restricted stock granted to Mr. Gordon on October 8, 2014, the denominator of such calculation is 60. A termination of any Named Executive Officer’s employment without cause does not result in any vesting of performance units and all such awards would be forfeited.

If any Named Executive Officer meets the definition of retirement as set out in the restricted stock or restricted stock unit award agreements, the service restrictions on any restricted stock or restricted stock units would vest as to a percentage of the award determined by dividing (i) the number of whole months of the Named Executive Officer’s employment beginning on the date of the award through the date of termination by (ii) 36. With respect to the inducement award of 76,686 shares of restricted stock granted to Mr. Gordon on October 8, 2014, the denominator of such calculation is 60.

Upon death or disability of a Named Executive Officer, the award agreements in connection with all restricted stock and restricted stock unit awards provide that all restricted stock and restricted stock units will immediately vest. However, the award agreements in connection with our performance unit awards granted in 2014, 2015 and 2016 provide that, upon death, disability or retirement (each as defined in the agreement) the performance units governed by such award agreement will vest to the extent that the three-year performance goals are met, but reduced pro rata to a percentage of that amount determined by dividing (i) the number of whole months of the participant’s employment with the Company or a subsidiary thereof during the performance period by (ii) 36.

Potential Post-Employment Payments as of December 31, 2016

The following tables show the potential payments and benefits due to each Named Executive Officer under various employment termination events and under the terms of the Severance Policy, Mr. Gordon’s offer letter and the applicable Continuity Agreement, as the case may be. These post-employment amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to our Named Executive Officers. The assumptions used in preparation of these tables are consistent with the payments and benefits described above as well as the following assumptions:

•	A termination date of December 31, 2016.
•	A value of $23.70 per share used for the value of our common stock, which was the closing price of our common stock on December 31, 2016.

Charles R. Gordon - President and Chief Executive Officer

Type of Payment	Involuntary Termination without Cause	Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$1,300,000	$4,537,000		$4,537,000		—	—		—
Medical, Dental, Vision, Life, Disability	57,600	44,042		44,042		—	—		—
Outplacement Services	—	15,000		15,000		—	—		—
Unvested Restricted Stock/Restricted Stock Units	1,209,482	5,076,943	(2)	5,076,943	(2)	(3)	$5,076,943	(2)	$5,076,943	(2)
Performance Units	—	2,731,875	(4)	2,731,875	(4)	(3)	2,125,511	(5)(6)(7)	2,125,511	(5)(6)(7)
Total	$2,567,082	$12,404,860		$12,404,860		—	$7,202,454		$7,202,454

___________________

(1)	The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause is 51,033.

(2)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 214,217.

(3)	As of December 31, 2016, Mr. Gordon did not meet the definition of “retirement” in the various award agreements.

(4)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 115,269.

(5)

Represents 45.81% of the performance units granted to Mr. Gordon on October 8, 2014, or 18,820 performance units. As described above, of the performance units granted to Mr. Gordon on October 8, 2014, 45.81% of such performance units vested as a result of the TSR metric (25%) exceeding target for the period from October 8, 2014 to December 31, 2016, while the EPS metric (75%) was not achieved for the period from January 1, 2015 to December 31, 2016.

(6)

Also represents two-thirds, which is equal to the number of whole months of Mr. Gordon’s employment with the Company during the performance period (i.e., 24) divided by 36, of the target performance unit award for the performance units granted in 2015 (i.e., that relate to the 2015-2017 performance period). Two years of the three-year performance period has passed and the Company deems it unlikely that the threshold ROIC metric (weighted at 25%) will be met but possible that the maximum TSR metric (weighted at 75%) will be met, thus triggering a 150% payout upon termination on December 31, 2015 due to death or disability. Therefore, we have assumed in the above table that the ROIC threshold metric is not met and the TSR maximum threshold is met, which, assuming a termination on December 31, 2016 for death or disability, would result in a payment of two-thirds of 150% of the target performance unit award, or 58,072 performance units.

(7)

Also represents one-third, which is equal to the number of whole months of Mr. Gordon’s employment with the Company during the performance period (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2016 (i.e., that relate to the 2016-2018 performance period). Only one year of the three-year performance period has passed, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2016 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2016 for death or disability, would result in a payment of one-third of the target performance unit award or 12,792 performance units.

David A. Martin - Executive Vice President and Chief Financial Officer

Type of Payment	Involuntary Termination without Cause		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$295,555		$1,384,660		$1,384,660		—	—		—
Medical and Dental Benefits	10,163		25,040		25,040		—	—		—
Outplacement Services	10,000		15,000		15,000		—	—		—
Unvested Restricted Stock/Restricted Stock Units	564,980	(1)	1,103,259	(2)	1,103,259	(2)	(3)	$1,103,259	(2)	$1,103,259	(2)
Performance Units	—		926,220	(4)	926,220	(4)	(3)	700,999	(5)(6)(7)	700,999	(5)(6)(7)
Total	$880,698		$3,454,179		$3,454,179		—	$1,804,258		$1,804,258

___________________

(1)	The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause is 23,839.

(2)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 46,551.

(3)	As of December 31, 2015, Mr. Martin did not meet the definition of “retirement” in the various award agreements.

(4)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 39,081.

(5)

Represents 44.35% of the 2014-2016 performance units granted to Mr. Martin, or 5,954 performance units. As described above, with respect to the 2014-2016 performance units granted to all Named Executive Officers other than Mr. Gordon, 44.35% of such performance units vested as a result of the TSR metric (25%) exceeding target for the period from January 1, 2014 to December 31, 2016, while the EPS metric (75%) was not achieved for the period from January 1, 2014 to December 31, 2016.

(6)

Also represents two-thirds, which is equal to the number of whole months of Mr. Martin’s employment with the Company during the performance period (i.e., 24) divided by 36, of the performance units granted in 2015 (i.e., that relate to the 2015-2017 performance period), assuming that the threshold ROIC metric is not met and that the maximum TSR metric is met. Two years of the three-year performance period has passed and the Company deems it unlikely that the threshold ROIC metric (weighted at 25%) will be met but possible that the maximum TSR metric (weighted at 75%) will be met, thus triggering a 150% payout of the target performance units award upon termination on December 31, 2015 due to death or disability. Therefore, we have assumed in the above table that the ROIC threshold metric is not met and the TSR maximum threshold is met, which, assuming a termination on December 31, 2016 for death or disability, would result in a payment of two-thirds of 150% of the target performance unit award, or 18,873 performance units.

(7)

Also represents one-third, which is equal to the number of whole months of Mr. Martin’s employment with the Company during the performance periods (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2016 (i.e., that relate to the 2016-2018 performance period). Only one year of the three-year performance period has passed, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2016 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2016 for death or disability, would result in a payment of one-third of the target performance unit award or 4,751 performance units.

David F. Morris - Executive Vice President, General Counsel and Chief Administrative Officer

Type of Payment	Involuntary Termination without Cause		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement		Death		Disability
Severance Compensation	$256,360		$1,483,631		$1,483,631		—		—		—
Medical and Dental Benefits	5,133		15,623		15,623		—		—		—
Outplacement Services	10,000		15,000		15,000		—		—		—
Unvested Restricted Stock/Restricted Stock Units	660,107	(1)	1,258,920	(2)	1,258,920	(2)	$753,946	(3)	$1,258,920	(2)	$1,258,920	(2)
Performance Units	—		926,220	(4)	926,220	(4)	700,999	(5)(6)(7)	700,999	(5)(6)(7)	700,999	(5)(6)(7)
Total	$931,600		$3,699,394		$3,699,394		$1,454,945		$1,959,919		$1,959,919

___________________

(1)	The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause is 27,853.

(2)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 53,199.

(3)	The number of shares of unvested restricted stock immediately vesting upon retirement is 31,812.

(4)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 39,081.

(5)

Represents 44.35% of the 2014-2016 performance units granted to Mr. Morris, or 5,954 performance units. As described above, with respect to the 2014-2016 performance units granted to all Named Executive Officers other than Mr. Gordon, 44.35% of such performance units vested as a result of the TSR metric (weighted at 25%) exceeding target for the period from January 1, 2014 to December 31, 2016, while the EPS metric (weighted at 75%) was not achieved for the period from January 1, 2014 to December 31, 2016.

(6)

Also represents two-thirds, which is equal to the number of whole months of Mr. Morris’ employment with the Company during the performance period (i.e., 24) divided by 36, of the performance units granted in 2015 (i.e., that relate to the 2015-2017 performance period), assuming that the threshold ROIC metric is not met and that the maximum TSR metric is met. Two years of the three-year performance period has passed and the Company deems it unlikely that the threshold ROIC metric (weighted at 25%) will be met but possible that the maximum TSR metric (weighted at 75%) will be met, thus triggering a 150% payout of the target performance units award upon termination on December 31, 2015 due to death, disability or retirement. Therefore, we have assumed in the above table that the ROIC threshold metric is not met and the TSR maximum threshold is met, which, assuming a termination on December 31, 2016 for death, disability or retirement, would result in a payment of two-thirds of 150% of the target performance unit award, or 18,873 performance units.

(7)

Also represents one-third, which is equal to the number of whole months of Mr. Morris’ employment with the Company during the performance periods (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2016 (i.e., that relate to the 2016-2018 performance period). Only one year of the three-year performance period has passed, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2016 due to death, disability or retirement. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2016 for death, disability or retirement, would result in a payment of one-third of the target performance unit award or 4,751 performance units.

John D. Huhn – Senior Vice President and Chief Strategy Officer

Type of Payment	Involuntary Termination without Cause		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$92,308		$92,308		—		—	—		—
Medical and Dental Benefits	3,872		3,872		—		—	—		—
Outplacement Services	10,000		10,000		—		—	—		—
Unvested Restricted Stock/Restricted Stock Units	180,809	(1)	453,144	(2)	$453,144	(2)	(3)	$453,144	(2)	$453,144	(2)
Performance Units	—		315,329	(4)	315,329	(4)	(3)	228,705	(5)(6)(7)	228,705	(5)(6)(7)
Total	$286,989		$874,653		$768,473		—	$681,849		$681,849

 ___________________

(1)	The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause is 7,629.

(2)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 19,120.

(3)	As of December 31, 2016, Mr. Huhn did not meet the definition of “retirement” in the various award agreements.

(4)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 13,305.

(5)

Represents 44.35% of the 2014-2016 performance units granted to Mr. Huhn, or 1,290 performance units. As described above, with respect to the 2014-2016 performance units granted to all Named Executive Officers other than Mr. Gordon, 44.35% of such performance units vested as a result of the TSR metric (weighted at 25%) exceeding target for the period from January 1, 2014 to December 31, 2016, while the EPS metric (weighted at 75%) was not achieved for the period from January 1, 2014 to December 31, 2016.

(6)

Also represents two-thirds, which is equal to the number of whole months of Mr. Huhn’s employment with the Company during the performance period (i.e., 24) divided by 36, of the performance units granted in 2015 (i.e., that relate to the 2015-2017 performance period), assuming that the threshold ROIC metric is not met and that the maximum TSR metric is met. Two years of the three-year performance period has passed and the Company deems it unlikely that the threshold ROIC metric (weighted at 25%) will be met but possible that the maximum TSR metric (weighted at 75%) will be met, thus triggering a 150% payout of the target performance units award upon termination on December 31, 2015 due to death or disability. Therefore, we have assumed in the above table that the ROIC threshold metric is not met and the TSR maximum threshold is met, which, assuming a termination on December 31, 2016 for death or disability, would result in a payment of two-thirds of 150% of the target performance unit award, or 6,533 performance units.

(7)

Also represents one-third, which is equal to the number of whole months of Mr. Huhn’s employment with the Company during the performance periods (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2016 (i.e., that relate to the 2016-2018 performance period). Only one year of the three-year performance period has passed, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2016 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2016 for death or disability, would result in a payment of one-third of the target performance unit award or 1,827 performance units.

Stephen P. Callahan - Senior Vice President – Human Resource

Type of Payment	Involuntary Termination without Cause	Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$67,308	$67,308		—		—	—		—
Medical and Dental Benefits	3,966	3,966		—		—	—		—
Outplacement Services	10,000	10,000		—		—	—		—
Unvested Restricted Stock/Restricted Stock Units	—	241,622	(1)	$241,622	(1)	(2)	$241,622	(1)	$241,622	(1)
Performance Units	—	129,923	(3)	129,923	(3)	(2)	43,300	(4)	43,300	(4)
Total	$81,274	$452,819		$71,545		—	$284,922		$284,922

___________________

(1)

The number of shares of unvested restricted stock/restricted stock units immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 10,195.

(2)	As of December 31, 2015, Mr. Callahan did not meet the definition of “retirement” in the various award agreements.

(3)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 5,482.

(4)

Also represents one-third, which is equal to the number of whole months of Mr. Callahan’s employment with the Company during the performance periods (i.e., 12) divided by 36, of the target performance unit award for the performance units granted in 2016 (i.e., that relate to the 2016-2018 performance period). Only one year of the three-year performance period has passed, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2016 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2016 for death or disability, would result in a payment of one-third of the target performance unit award or 1,827 performance units.

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

The table below sets forth certain information as of March 3, 2017 with respect to the number of shares of our common stock owned by:

•	each of our Named Executive Officers,

•	each of our directors,

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, and

•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Common Stock (%)
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	4,311,920	(3)	12.76%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	3,014,375	(4)	8.92
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,921,912	(5)	8.65
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	2,774,290	(6)	8.21
Stephen P. Callahan	15,186	(7)	—	(8)
Stephen P. Cortinovis	80,047	(9)	—	(8)
Stephanie A. Cuskley	50,555	(10)	—	(8)
Walter J. Galvin	37,770	(11)	—	(8)
Rhonda Germany Ballintyn	1,254	(12)	—	(8)
Charles R. Gordon	299,626	(13)	—	(8)
Juanita H. Hinshaw	58,321	(14)	—	(8)
John D. Huhn	24,928	(15)	—	(8)
David A. Martin	184,992	(16)	—	(8)
David F. Morris	267,868	(17)	—	(8)
M. Richard Smith	43,991	(18)	—	(8)
Alfred L. Woods	128,021	(19)	—	(8)
Phillip D. Wright	40,402	(20)	—	(8)

Directors and executive officers as a group (14 persons)	1,247,370	(21)	3.62

__________

(1)	The address for each of our directors and executive officers is 17988 Edison Avenue, Chesterfield, Missouri 63005.

(2)

Except as otherwise indicated, as of March 3, 2017, all shares are owned with sole voting and investment power. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For the listed officers and directors, the number of shares beneficially owned includes shares of common stock that the individual had the right to acquire within 60 days after March 3, 2017, including through the exercise of stock options.

References to stock options in the footnotes to this table include only those options that are or will become exercisable within 60 days after March 3, 2017. Since deferred stock units are fully vested at award, all deferred stock unit grants to directors are included. Also included are shares of restricted stock and restricted stock units.

(3)

The information provided herein is based on Amendment No. 8 to Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 12, 2017. The information in Amendment No. 8 to Schedule 13G indicates that, at December 31, 2016, BlackRock, Inc. possessed the sole power to vote 4,224,914 shares and sole power to direct the disposition of 4,311,920 shares.

(4)

The information provided herein is based on Amendment 2 to Schedule 13G filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 9, 2017. The information in Amendment 2 to Schedule 13G indicates that, at December 31, 2016, Dimensional Fund Advisors LP had sole power to vote 2,946,625 shares and sole power to direct the disposition of 3,014,375 shares. These securities are owned by various investment companies, commingled funds, group trusts and separate accounts, which Dimensional Fund Advisors LP or its subsidiaries, serve as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional Fund Advisors LP is deemed to be a beneficial owner of these securities; however, Dimensional Fund Advisors LP expressly disclaims that it is, in fact, the beneficial owner of these securities.

(5)

The information provided herein is based on Amendment 6 to Schedule 13G filed by The Vanguard Group, Inc. with the Securities and Exchange Commission on February 8, 2017. The information in Amendment 6 to Schedule 13G indicates that, at December 31, 2016, The Vanguard Group, Inc. possessed the sole power to vote 41,757 shares, the shared power to vote 7,227 shares, the sole power to direct the disposition of 2,874,928 shares and the shared power to direct the disposition of 46,984 shares. The aggregate amount of shares beneficially owned by The Vanguard Group, Inc. is 2,921,912 shares.

(6)

The information provided herein is based on Amendment 5 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 6, 2017. The information in Amendment 5 to Schedule 13G indicates that, at December 31, 2016, T. Rowe Price Associates, Inc. had sole voting power with respect to 837,340 shares of our common stock and sole dispositive power with respect to 2,774,290 shares of our common stock.

(7)	Represents 15,186 restricted stock units.

(8)	Less than one percent.

(9)

Represents 48,475 shares of common stock (of which 10,200 shares are held in Mr. Cortinovis’ Individual Retirement Account, 2,800 shares are held in Mr. Cortinovis’ spouse’s Individual Retirement Account and 35,475 shares are held in a trust in the name of Mr. Cortinovis’ spouse pursuant to which Mr. Cortinovis is the primary beneficiary) and 31,572 deferred stock units.

(10)	Represents 4,159 shares of common stock and 46,396 deferred stock units.

(11)	Represents 12,000 shares of common stock and 25,770 deferred stock units.

(12)	Represents 1,254 deferred stock units.

(13)

Represents 30,282 shares of common stock (of which 5,455 shares are held in Mr. Gordon’s Individual Retirement Account), 117,768 shares of restricted stock, 134,426 restricted stock units and 17,150 deferred stock units.

(14)	Represents 21,518 shares of common stock and 36,803 deferred stock units.

(15)	Represents 817 shares of common stock, 4,364 shares of restricted stock and 19,747 restricted stock units.

(16)

Represents 56,433 shares of common stock (all of which are held jointly with Mr. Martin’s spouse), options to purchase 67,902 shares of stock, 13,424 shares of restricted stock and 47,233 restricted stock units.

(17)

Represents the following direct holdings: (a) 98,656 shares of common stock, of which 3,500 are held in an IRA and 52,601 are pledged as collateral for certain personal loans with a third party; (b) options to purchase 67,902 shares of stock; (c) 13,424 shares of restricted stock; and (d) 53,801 restricted stock units. Also represents 34,085 shares held by Mr. Morris’ spouse, of which 28,000 are pledged as collateral for certain personal loans with a third party. Mr. Morris disclaims that he is the beneficial owner of the securities held by his spouse.

(18)

Represents 25,918 shares of common stock (all of which shares are held by a family trust for the benefit of Mr. Smith and his spouse for which he and his spouse serve as trustees) and 18,073 deferred stock units.

(19)	Represents 72,490 shares of common stock and 55,531 deferred stock units.

(20)	Represents 16,480 shares of common stock (10,000 of which are held in Mr. Wright’s Individual Retirement Account) and 23,922 deferred stock units.

(21)	Includes 421,313 shares of common stock, options to purchase 135,804 shares of stock, 152,078 shares of restricted stock, 281,704 restricted stock units and 256,471 deferred stock units.

RELATED-PARTY TRANSACTIONS

Pursuant to its charter, our Audit Committee is responsible for reviewing and approving all transactions of our Company in which a related person has a direct or indirect material interest and the amount involved exceeds $120,000. It is our policy that executive management notify our Audit Committee of any transaction that may be deemed a related-party transaction. Upon such a notification, the Audit Committee will meet to review the terms of such a transaction and make any necessary determinations.

We maintain various written policies and procedures relating to the review, approval or ratification of transactions in which we, or any of our directors, officers or employees, may have a direct or indirect material interest. Our Code of Conduct, which may be found on our website at www.aegion.com under “Investors” and then “Corporate Governance,” prohibits our directors, officers and employees from engaging in specified activities that may constitute a conflict of interest with the Company without prior approval of management or our Board or Audit Committee, as appropriate. Activities that may constitute a conflict of interest with our Company and require prior approval include: (a) investing in or being an officer or employee of one of our customers, suppliers, subcontractors or competitors; (b) having a business interest in a company competing with or doing business with our Company; (c) receiving any benefit, either direct or indirect, from the investment in or association with a company that our Company may have otherwise received; and (d) engaging in a transaction with our Company personally or through an affiliate.

Additionally, we require each of our directors and officers to complete a comprehensive questionnaire each year that, among other things, identifies any transactions or potential transactions with us in which the director or officer, or a family member or associated entity, has any interest, financial or otherwise. Our directors and officers are also required to update their information if there are changes throughout the year.

We believe that these policies and procedures ensure that all related-party transactions are appropriately reviewed and, if required, disclosed pursuant to the rules of the Securities and Exchange Commission.

For 2016, we had no related-party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our directors and officers under Section 16(a) with respect to 2016 were satisfied, except that Messrs. Martin and Morris each had one late filing with respect to shares withheld for taxes upon the vesting of shares of restricted stock on March 7, 2016 and Mr. Woods had one late filing with respect to a sale of shares on May 9, 2017.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking an advisory vote from our stockholders to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including in the Compensation and Discussion Analysis section (“CD&A”), compensation tables and accompanying narrative disclosures). Item 402 of Regulation S-K of the Securities and Exchange Commission sets forth what companies must include in their CD&A and compensation tables. As required by Section 14A of the Securities Exchange Act of 1934, as amended, this is an advisory vote, which means that our Board will consider our stockholders’ vote on this proposal when making future compensation decisions for our Named Executive Officers. We plan to hold this vote annually.

As discussed in the CD&A, our Compensation Committee, with assistance from its independent compensation consultant, has structured our compensation program to emphasize pay for performance. The compensation opportunities provided to our Named Executive Officers, as well as our other executives, are highly dependent on our and each individual’s performance, which in turn drives the enhancement of stockholder value. Our Compensation Committee will continue to emphasize responsible compensation arrangements designed to attract, motivate, reward and retain executive talent required to achieve our corporate objectives and to align with the interests of our long-term stockholders.

You have the opportunity to vote for or against or to abstain from voting on the following advisory resolution relating to executive compensation:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion set forth in this Proxy Statement, is hereby approved.”

In deciding how to vote on this proposal, you are encouraged to consider the description of the Compensation Committee’s executive compensation philosophy and its decisions in the CD&A, especially the following:

Pay for Performance. The foundation of all decisions regarding executive compensation is a strong pay for performance philosophy. We mix our compensation elements to create a strong correlation between corporate performance and the pay of our executive officers, aligning the interests of our executives with our stockholders. Specifically, in 2016, this philosophy was demonstrated by the fact that:

•

In response to continued challenging market conditions expected for 2016, specifically with respect to our businesses focused on the oil and gas industries, no base salary increases were awarded to our Named Executive Officers for 2016, except that Mr. Martin’s base salary was increased 2.5% ($8,925) and Mr. Huhn received an increase of 15.4% ($40,000) to reflect additional responsibility Mr. Huhn assumed in 2015 as part of a promotion and to align Mr. Huhn’s base salary with the 50% range of our peer group for similar roles;

•

In 2016, we significantly reduced award amounts to our Named Executive Officers under our long-term equity incentive program due to market conditions. Specifically, we reduced the awards, as follows: Mr. Gordon’s award was reduced by 30%; Messrs. Martin and Morris’ awards were reduced by 20%; and Messrs. Huhn and Callahan’s awards were reduced by 10%;

•

For our Named Executive Officers, with the exception of Mr. Gordon, the performance units from the 2014-2016 grant vested at 44.35% of target value as a result of the Earnings Per Share (“EPS”) metric (75%) not being achieved and the Total Stockholder Return (“TSR”) metric (25%) exceeding target over the three year cumulative period (for the three-year performance period (January 1, 2014 – December 31, 2016) our TSR was 19.36% compared to -28.93% for our TSR peer group at the 50th percentile);

•

The performance units from the 2014-2016 grant to Mr. Gordon vested at 45.81% of target value as a result of the EPS metric (75%) not being achieved and the TSR metric (25%) exceeding target over the cumulative period of October 8, 2014 through December 31, 2016 (for the performance period from October 8, 2014 – December 31, 2016, our TSR was 7.94% compared to -30.81% for our TSR peer group at the 50th percentile); and

•

In 2016, our financial performance was slightly above the threshold net income goal set forth in the 2016 AIP. As a result, payments were made to our Named Executive Officers under the 2016 AIP at 50% of target.

Favorable Pay Practices. In support of our pay for performance philosophy, our executive compensation program is based on favorable pay practices, including the following:

•

Our Compensation Committee is advised by independent advisors that keep the Compensation Committee apprised of developments and best practices. The independent advisors do not perform any services for management.

•

Our executive compensation program does not encourage imprudent risk and does not permit or include problematic pay practices such as the repricing of “underwater” stock options without stockholder approval or excessive perquisites or tax gross-up payments (including in the event of change in control).

•

In 2014, we removed the possibility of annual vesting from our performance units. Now, vesting is based on a three year performance period, which we believe enhances the long-term nature of these awards.

•	We target all components of compensation of the 50th percentile of our peer group companies.

•	We maintain both anti-hedging and anti-pledging policies applicable to directors and officers of the Company with regard to Company stock.

•

Since 2013, we have included double triggers in all of our long-term incentive award agreements so that accelerated vesting of such awards occurs only upon a change in control coupled with a subsequent termination of employment without “cause” or for “good reason”.

We believe our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and attracts, motivates, rewards and retains individuals who can achieve superior financial results.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices as described in this Proxy Statement.

Although the vote is advisory only, our Board of Directors and Compensation Committee will review the voting results in connection with their ongoing evaluation of our Company’s compensation program. Our Board will consider the vote of a majority of the shares of our common stock cast on this proposal at our 2017 Annual Meeting of Stockholders as the advice of our stockholders on this matter. The next advisory vote on executive compensation will occur at the 2018 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the resolution as set forth above.

PROPOSAL 3: FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking a vote, on an advisory basis, from our stockholders as to whether an advisory vote on executive compensation should occur every one, two or three years. This vote is required by Section 14A of the Securities Exchange Act of 1934, as amended.

After careful consideration of this agenda item, our Board has determined that an annual advisory vote on executive compensation is the most appropriate for our Company at this time. Our Board believes it is most appropriate for stockholders to express their views on our compensation every year so that our Board can consider our stockholders advice in making its annual compensation decisions.

While the results of voting on this item will be advisory only, our Board values stockholders’ opinions and will take the results of the vote into account when determining the frequency of an advisory vote on executive compensation.

You may cast your vote by specifying one of the following four options on the accompanying proxy card: “1 Year,” “2 Years,” “3 Years” or “Abstain.” You are not voting to approve or disapprove the Board’s recommendation. The alternative receiving the most votes of shares of our common stock will be considered by our Board to be the advice of our stockholders on this matter.

Our Board of Directors recommends a vote for “1 YEAR” for the frequency of advisory votes on executive compensation.

PROPOSAL 4: APPROVAL OF THE FIRST AMENDMENT TO THE
AEGION CORPORATION 2016 EMPLOYEE EQUITY INCENTIVE PLAN

Our Board of Directors has recently adopted the First Amendment (the “First Amendment”) to the Company’s 2016 Employee Equity Incentive Plan (the “2016 Employee Plan”) and has directed that the First Amendment be submitted to the vote of the stockholders at the 2017 Annual Meeting of Stockholders.

Description of the Existing 2016 Employee Plan

The 2016 Employee Plan, approved by our stockholders at the 2016 Annual Meeting of Stockholders, provides for the granting of stock options, restricted stock, performance units, stock units and other stock-based awards to our key employees, selected at the discretion of our Company management, as approved by the Compensation Committee of our Board of Directors. In 2016, approximately 113 key employees participated in the 2016 Employee Plan, with approximately 69 employees expected to participate as selected key employees in 2017. Our Board of Directors believes that it is in our best interest to have sufficient shares available under the plan for awards to key employees, whose talents and special efforts are essential to our continued progress. In addition, our Board of Directors believes that the 2016 Employee Plan advances the interests of our Company and stockholders by encouraging key employees to acquire an ownership interest in our Company, thus aligning their interests in our financial performance more directly to those of our stockholders and providing them an incentive to remain employees over the long term. For further information regarding the 2016 Employee Plan, please see the Company’s 2016 Proxy Statement.

Annual Evaluation of Existing Plan

Each year, the Company undergoes a process of evaluating the dilution of shares of the Company’s common stock that are reserved and available under its then-existing employee equity incentive plan. When the Company determines that it is necessary to add shares to its plan, it seeks stockholder approval for such addition. As part of our annual review process in 2016, the Company identified the need to increase the number of shares in the 2016 Employee Plan in order to meet the projected demands on the 2016 Employee Plan in 2017 and beyond. As part of its evaluation process, the Company further determined that it was in the best interests of the stockholders to clarify the language in the 2016 Employee Plan concerning minimum vesting, and to add a restriction against the payment of dividends and dividend equivalents with respect to the unvested and/or unearned portion of any award granted under the 2016 Employee Plan.

In order to accomplish the foregoing needs identified in the Company’s annual review of the 2016 Employee Plan, the Company seeks stockholder approval of the First Amendment to the 2016 Employee Plan.

Description of the First Amendment to the 2016 Employee Plan

The complete text of the First Amendment is attached as Appendix A. The following summary of the First Amendment is qualified in its entirety by reference to the provisions of the First Amendment.

Shares Reserved Under the Plan. The total number of shares of the Company’s common stock reserved and available for issuance in connection with awards granted under the 2016 Employee Plan is increased by 1,000,000 shares. Therefore, the maximum number of shares of Common Stock reserved and available for issuance in connection with awards under the First Amendment to the 2016 Employee Plan is 1,800,000 shares.

Minimum Vesting. The Compensation Committee’s right to provide for earlier vesting of an award is clarified such that earlier vesting may occur only upon a participant’s death or disability, or upon a Change of Control (as defined in the plan).

Dividends and Dividend Equivalents. The payment of dividends and dividend equivalents with respect to the unvested and/or unearned portion of any award granted under the 2016 Employee Plan is expressly prohibited. In no event will dividends or dividend equivalents granted as a component of an award, whether subject to time-based and/or performance-based vesting criteria, be paid during the vesting period with respect to the unvested and/or unearned portion of any award under the 2016 Employee Plan. Upon the vesting of an award with respect to which dividends or dividend equivalents have been declared, any dividends or dividend equivalents declared but not paid during the vesting period shall be paid within 30 days following the vesting date.

Historic Use of Equity, Outstanding Awards and Dilution

The table below sets forth our historic use of equity with respect to both employees and non-employee directors in 2016, 2015 and 2014.

Fiscal Year Ended December 31,	2016	2015	2014
Stock options granted	0	0	38,820
Time-based restricted stock and restricted stock units granted	335,026	422,141	307,839
Deferred stock units granted (to non-employee directors)	45,886	53,527	38,810
Performance-based restricted stock and restricted stock units earned	0	0	0
Weighted average basic common shares outstanding	34,713,937	36,554,437	37,651,492

In 2017, we reduced the number of shares granted as part of the annual equity awards. Specifically, we reduced the number of shares granted by 9%, as compared to the 2016 annual grant.

As of the date of this Proxy Statement, we have 170,253 stock options outstanding (with a weighted average exercise price of $21.99 and a weighted average remaining term of 1.48 years), 138,087 shares of restricted stock outstanding, 895,151 restricted stock units outstanding, 970,438 performance units outstanding and 256,471 deferred stock units outstanding. Further, there are 262,670 shares remaining available for awards under the 2016 Employee Plan and 161,326 shares remaining for awards under the 2016 Non-Employee Director Equity Plan. In aggregate, these outstanding equity awards and remaining available shares, when combined with the 1,000,000 new shares under the First Amendment to the 2016 Employee Plan, if approved by our stockholders, result in a dilution level of approximately 9.9%.

Equity awards are subject to our policy on recoupment of incentive compensation, which is described in detail on page 44 of this Proxy Statement. Further, our Named Executive Officers are subject to stock ownership requirements, which are described in detail on page 44 of this Proxy Statement.

Required Vote for Approval

The required vote for approval of the First Amendment is the affirmative vote of a majority of the shares of common stock cast on this proposal at our 2017 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the approval of the
First Amendment to the Aegion Corporation 2016 Employee Equity Incentive Plan

PROPOSAL 5: APPROVAL OF THE
AEGION CORPORATION EMPLOYEE STOCK PURCHASE PLAN

We are asking stockholders to approve the Aegion Corporation Employee Stock Purchase Plan (the “Stock Purchase Plan”). The purpose of the Stock Purchase Plan is to provide employees of eligible domestic subsidiaries (“Employees”) the opportunity to acquire a proprietary interest in our Company at a 5% discounted price and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of our Company and our subsidiaries.

The Stock Purchase Plan, if approved by the required vote, will replace a similar plan approved by stockholders in 2007 (the “2007 Stock Purchase Plan”), which expires this year. The 2007 Stock Purchase Plan approved a maximum of 750,000 shares of stock that could be purchased under that plan, of which only 146,676 shares of stock were actually issued/purchased through January 31, 2017. There currently are 146 active participants in the 2007 Stock Purchase Plan.

A copy of the Stock Purchase Plan is attached as Appendix B to this proxy statement. The following summary of the terms of the Stock Purchase Plan is qualified in its entirety by reference thereto, with all capitalized terms as defined in the Stock Purchase Plan. Stockholders are urged to refer to the Stock Purchase Plan document and to read it carefully for a complete statement of the provisions summarized herein.

Stock Subject to the Plan

The stock subject to purchase under the Stock Purchase Plan shall be acquired in the market by the custodian (the “Custodian”) appointed by the Compensation Committee of the Board of Directors of Aegion Corporation (the “Compensation Committee”) or, at our election, shall be newly-issued or treasury shares. The aggregate number of shares of stock that may be purchased under the Stock Purchase Plan shall not exceed Six Hundred Thousand (600,000) shares. All shares purchased for participants under the Stock Purchase Plan, other than stock purchased as a result of the reinvestment of dividends, will count against this limitation.

In case of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other change in the capital structure of our Company, the Compensation Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of stock available for purchase under the Stock Purchase Plan, and in the number of shares which an employee is entitled to purchase, including, without limitation, closing an Offering Period early by setting a new Termination Date, or terminating an Offering Period and refunding amounts credited to an Employee’s Option Account.

Eligibility

Employees of eligible domestic subsidiaries of our Company, as defined in the Stock Purchase Plan, who meet the eligibility requirements under the Stock Purchase Plan may participate in the plan. An employee is eligible to participate in the Stock Purchase Plan if the employee is customarily employed for more than five months in any calendar year by us or any eligible subsidiary and who is regularly scheduled to work 20 or more hours per week, except that no employee may participate (1) if immediately upon enrollment the employee would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of our Company or any subsidiary, determined in accordance with Code Section 423(d); (2) if the employee is not employed by our Company or an eligible domestic subsidiary on the Offering Date; or, (3) if the terms of the employee’s employment are covered by a collective bargaining agreement and the employee, through his or her collective bargaining representative, has decided not to participate in the Stock Purchase Plan following good faith bargaining with the employee’s designated collective bargaining representative with respect to the Stock Purchase Plan.

The Compensation Committee may designate such other restrictions as the Compensation Committee determines appropriate in its sole discretion.

Offerings Under the Plan

It is contemplated that, in a series of monthly grants of options to purchase Company stock under the Stock Purchase Plan, we will offer to all eligible employees the right to purchase under each monthly offering units of our common stock. The Stock Purchase Plan provides that each offering will commence on an “Offering Date,” will continue for one month and will end on a “Termination Date.” The period during which an offering is in effect is an “Offering Period.”

To enroll in the Stock Purchase Plan for an Offering Period, an employee must file an enrollment form with us and elect to make contributions under the Stock Purchase Plan by means of payroll deduction and must state the contribution rate elected by the employee for the Offering Period. Such contributions shall be a minimum of $5.00 per week and not more than 10% of the employee’s base pay, including commissions and overtime pay, during the applicable Offering Period. Each participating employee will automatically be enrolled in the Stock Purchase Plan for the next Offering Period unless the employee files a written notice of withdrawal with us before the Offering Date for the next Offering Period.

All contributions made by an employee under the Stock Purchase Plan will be credited to an account maintained for the employee by the Custodian. As soon as practicable after the Termination Date of each Offering Period, the Custodian will apply the amounts credited to each employee’s account as of such Termination Date to the purchase of Company stock. The number of units of stock to be purchased for each participating employee will equal the number of shares of Company stock that can be purchased at a price of 95% of the fair market value of the stock on a Termination Date. No employee shall be permitted to purchase stock with a fair market value of stock in excess of $25,000 for each calendar year. In the event that the amount withheld through payroll deductions with respect to an Offering Period exceeds the option price of the stock available for purchase for such employee for that Offering Period, the excess of the amount withheld over the option price of the stock purchased for the employee shall be returned to the employee without interest.

No employee may sell, transfer or otherwise dispose of stock credited to the employee’s account other than stock acquired with dividends credited to such option account until any date which is at least twelve months following the Termination Date as of which such stock was purchased, except in the event of termination of employment or death of the employee. An Employee may from time to time request distribution in whole units of stock with respect to that portion of stock then credited to the employee’s Option Account which is not then subject to the sale restrictions in the Stock Purchase Plan. The Custodian shall pay to the employee cash equal to the fair market value (as defined in the Stock Purchase Plan) of any fractional unit when all whole units of stock have been distributed.

Termination of Enrollment

An employee’s enrollment in the Stock Purchase Plan will terminate: (a) as of the beginning of the Offering Period after the employee files with the Company a written notice of withdrawal within the time period specified by the Compensation Committee; (b) on termination of employment with the Company or its subsidiaries; (c) as of the date on which the employee would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary, determined in accordance with Code Sections 423(d); or (d) as of the date the relevant employer ceases to be an eligible subsidiary or affiliate of the Company.

An Employee whose enrollment in the Stock Purchase Plan terminates, other than by reason of termination of the Stock Purchase Plan, may again enroll in the Stock Purchase Plan if the Employee satisfies the eligibility conditions of Section 3.1 as of such date.

Upon termination of an employee’s enrollment, we will pay to such employee all cash amounts credited to the employee’s account as of the date of termination. If termination of the employee’s enrollment is the result of either the employee’s termination of employment with us and our subsidiaries or the termination of the Stock Purchase Plan, the Compensation Committee will direct the Custodian to distribute to the employee certificates representing the whole shares of stock then credited to the employee’s account and cash equal to the fair market value of any fractional share of stock. If an employee’s enrollment terminates as a result of death, all cash amounts payable to the employee will be paid to the employee’s beneficiary.

Plan Administration

The Stock Purchase Plan is administered by the Compensation Committee of our board of directors. The Compensation Committee is vested with full power to determine all questions that may arise under, construe the terms of, adopt rules of procedure and enforce the provisions of the Stock Purchase Plan.

The Stock Purchase Plan document is an omnibus document which includes a sub-plan (“Statutory Plan”) designed to permit offerings of grants to employees of certain Participating Subsidiaries (as defined in the Stock Purchase Plan) where such offerings are intended to satisfy the requirements of Section 423 of the Internal Revenue Code of 1986 (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans which permit offerings of grants to employees of certain Participating Entities which are not intended to satisfy the requirements of Section 423 of the Code.

Amendment and Termination

We may at any time amend or terminate the Stock Purchase Plan. No amendment will be made without the prior approval of the stockholders if the amendment will increase the number of shares reserved for purchase under the Stock Purchase Plan or materially modify the eligibility conditions or increase the benefits available to employees under the Stock Purchase Plan. No amendment will make any change in an option granted previously and outstanding which adversely affects the rights of an employee with respect to such option. No amendment will reduce the amount of an Employee’s Option Account balance.

The Stock Purchase Plan will terminate on the earlier of (i) the date all of the shares represented by stock subject to the Stock Purchase Plan are purchased (unless additional shares represented by stock are authorized by the stockholders of the Company), and (ii) the end of the tenth year after the effective date of the Stock Purchase Plan. If the Stock Purchase Plan terminates, the Compensation Committee may elect to terminate all outstanding options either immediately or upon completion of the purchase of stock on the next following Termination Date. If the Compensation Committee terminates an option to purchase stock prior to the expiration of the option, all cash amounts contributed to the Stock Purchase Plan which remain in an employee’s account will be returned to the employee as soon as practicable.

Federal Income Tax Consequences

The amount which an employee contributes to the Stock Purchase Plan through payroll deductions is currently taxed as ordinary income. The employee does not recognize income on either the Offering Date or the Termination Date. However, if the employee disposes of shares of stock acquired pursuant to the Stock Purchase Plan (other than by death) within two years from the related Offering Date, the employee will recognize ordinary income equal to the excess of the fair market value of such shares on the related Termination Date over the option price. For purposes of computing gain or loss upon the disposition, the employee’s basis in any shares disposed of will be the fair market value of the shares on the related Termination Date. We will be entitled to a deduction in an amount equal to the amount includible as ordinary income of the employee. Our deduction will be taken in our taxable year which ends within the taxable year of the employee in which the employee recognizes the income.

If the employee disposes of the stock two or more years after the related Offering Date, or if the employee dies without having disposed of the stock, the employee will recognize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the stock on the related Offering Date over the option price, or (b) the excess (if any) of the fair market value of the stock on the date of disposition or death over the option price. The basis of the shares to the employee will be the sum of the option price and the amount of any such recognized income; the basis of the shares to the estate of a deceased employee will be the fair market value of the shares at the employee’s death.

Required Vote for Approval

The required vote for approval of the Stock Purchase Plan is the affirmative vote of a majority of the shares of our common stock cast, present or represented by proxy at the annual meeting.

Our board of directors recommends a vote “FOR” approval of

the adoption of the Aegion Corporation Employee Stock Purchase Plan.

PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of the Audit Committee of the Board, has appointed PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2017. A resolution will be presented at the meeting to ratify the appointment of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP served as our independent auditors for the year ended December 31, 2016. A representative of PricewaterhouseCoopers LLP is expected to be present at our 2017 Annual Meeting of Stockholders to respond to appropriate questions from our stockholders and to make a statement if they so desire.

Independent Auditors’ Fees

Consistent with its charter adopted by our Board of Directors, the Audit Committee pre-approves all auditing services and all non-audit services (to the extent such non-audit services are permissible) to be provided by our independent auditors. Proposed audit and non-audit services are presented to our Audit Committee periodically for pre-approval, based on a budget that includes a description of, and a budgeted amount for, particular categories of audit services, non-audit services, tax services and other services. Our Audit Committee’s approval is required to exceed the budgeted amount. In addition, as permitted by law, the Chair of our Audit Committee may pre-approve services or changes to estimated, approved fees. If our Audit Committee Chair pre-approves services on behalf of the Audit Committee, the services are presented to our Audit Committee for ratification at its next regularly scheduled meeting.

In our two most recent fiscal years, we paid the following amounts to our independent auditors, all of which were approved by our Audit Committee:

	2016	2015(1)
Audit Fees	$2,563,500	$2,590,750
Audit-Related Fees	50,000	191,000
Tax Fees	117,983	93,205
All Other Fees	—	—
Total	$2,731,483	$2,874,955

____________________

(1)

2015 Audit Fees have been revised (reduced $750) from the amount presented in our 2016 Proxy Statement after a final accounting of the 2015 Audit Fees was performed in 2016. The 2016 Proxy Statement reported 2015 Audit Fees of $2,591,500, with a total of $2,875,705 paid to our independent auditors.

Audit Fees. In 2016, we paid an aggregate of $2,563,500 to PricewaterhouseCoopers LLP for (i) the 2016 fiscal year audit, (ii) the review of the financial statements included in our 2016 quarterly reports on Form 10-Q, (iii) statutory and subsidiary audits, and (iv) audit efforts relating to internal controls over financial reporting. In 2015, we paid an aggregate of $2,590,750 to PricewaterhouseCoopers LLP for (i) the 2015 fiscal year audit, (ii) the review of the financial statements included in our 2015 quarterly reports on Form 10-Q, (iii) statutory and subsidiary audits, and (iv) audit efforts relating to internal controls over financial reporting.

Audit-Related Fees. In 2016, we paid PricewaterhouseCoopers LLP $50,000 for audit-related services for due diligence. In 2015, we paid PricewaterhouseCoopers LLP $191,000 for audit-related services for due diligence related to potential acquisitions.

Tax Fees. In 2016, we paid an aggregate of $117,983 for tax compliance and tax preparation services. In 2015, we paid an aggregate of $93,205 for tax compliance and tax preparation services.

All Other Fees. In 2016 and 2015, PricewaterhouseCoopers LLP did not perform any services for us other than those described above.

We intend to use our independent auditors to provide only audit, audit-related and tax services in the future.

Vote Required for Ratification of the Appointment of Independent Auditors

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2017 will require the affirmative vote of a majority of the shares of our common stock cast on this proposal at the 2017 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the ratification of the appointment of

PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2017.

OTHER MATTERS

Our Board does not know of any other matters that may be brought before the 2017 Annual Meeting of Stockholders. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy card to vote the shares represented thereby in accordance with their judgment on such matters.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this Proxy Statement or our 2016 Annual Report is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of this Proxy Statement or 2016 Annual Report, as applicable, to any stockholder at your address. If you wish to receive a separate copy of this Proxy Statement or 2016 Annual Report, you may call us at (636) 530-8000 or send a written request to Aegion Corporation, 17988 Edison Avenue, Chesterfield, Missouri 63005, Attention: Secretary. Alternatively, stockholders sharing an address who now receive multiple copies of this Proxy Statement or Annual Report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.

STOCKHOLDER PROPOSALS

Our By-Laws provide that, in order for a stockholder to nominate a candidate for director or to bring other business before a meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary at our principal executive office.

For the nomination of candidates for election as directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered: (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2018 Annual Meeting of Stockholders would be January 26, 2018 and December 27, 2017, respectively); and (b) with respect to an election to be held at a special meeting of stockholders (i) not earlier than the 120th day prior to such special meeting and (ii) not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

In the event that the number of directors to be elected to our Board at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by us at least 60 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the 10th day following the day on which such public announcement of the date of such meeting is first made.

For business other than nominations of candidates for and the election of directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered to or mailed to and received by our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2018 Annual Meeting of Stockholders would be January 26, 2018 and December 27, 2017 respectively).

However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for a notice by the stockholder for these purposes to be timely, it must be so delivered: (a) not earlier than the 120th day prior to such annual meeting; and (b) not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in our By-Laws) of the date of such meeting is first made.

Any written notice of a stockholder proposal, including a proposal for the nomination of candidates for election as director, must include the information and representations required by our By-Laws and, in the case of a notice of nomination of directors, all information relating to each person whom the stockholder proposes to nominate for election or reelection as a director, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected).

The chairman of any meeting of stockholders for the election of directors or other business and the Board may refuse to acknowledge the nomination of any person or permit any business to be brought without compliance with the procedures set forth in our By-Laws or if the stockholder solicits proxies in support of such stockholder’s nominee(s) or proposal for other business without such stockholder having made the representations required by our By-Laws. If a stockholder does not appear or send a qualified representative (as defined in our By-Laws) to present the nomination or proposal at such meeting, we are not required to present such nomination or proposal for a vote at such meeting, notwithstanding that proxies in respect of such nomination or proposal may have been received by us. The foregoing requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in our Proxy Statement.

Under the proxy rules of the Securities and Exchange Commission, a stockholder wishing to include a stockholder proposal in our Proxy Statement must submit the proposal to us not later than 120 calendar days before the first release date of the prior year’s annual meeting Proxy Statement. For the 2018 Annual Meeting of Stockholders, this date would be November 17, 2017. This rule is independent of the procedures mandated in our By-Laws with respect to the ability of a stockholder to present stockholder proposals at an annual meeting as stated above.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Our Board has an informal process in place for our stockholders to communicate with directors. Any stockholder wishing to contact our Board or one of our directors can write to:

Board of Directors

c/o Aegion Corporation

17988 Edison Avenue

Chesterfield, Missouri 63005

All correspondence received by us and addressed as indicated above will be reviewed by appropriate Aegion personnel and promptly forwarded to our Chairman of the Board and/or to the appropriate director. Communications that relate to our accounting, internal accounting controls or auditing matters will also be referred to the Chair of our Board’s Audit Committee.

Although our Board does not have an express policy regarding director attendance at our annual meetings of stockholders, we anticipate that all directors will attend this year’s 2017 Annual Meeting of Stockholders. Eight of our nine directors attended our 2016 Annual Meeting of Stockholders.

David F. Morris
Secretary

Chesterfield, Missouri

March 17, 2017

APPENDIX A

FIRST AMENDMENT TO THE

AEGION CORPORATION

2016 EMPLOYEE EQUITY INCENTIVE PLAN

Aegion Corporation (the “Company”) previously adopted the Aegion Corporation 2016 Employee Equity Incentive Plan (the “Plan”). Section 21 of the Plan provides that the Board of Directors of the Company may modify the Plan at any time.

The Company now desires to amend the Plan to increase the total number of the Company’s shares available for issuance under the Plan, clarify when vesting periods may be accelerated by the Compensation Committee, and provide for an express prohibition on the payment of dividends and/or dividend equivalents on unvested awards.

Now, therefore, the Plan is hereby amended, effective as of the date it is approved by the stockholders of the Company, as follows:

1.     Section 3(b) of the Plan is hereby deleted in its entirety and replaced with the following:

One Million Eight Hundred Thousand (1,800,000) additional shares of Common Stock, subject to approval by the holders of a majority of the outstanding voting stock of the Company;

2.     The first sentence of Section 12 is hereby deleted in its entirety and replaced with the following:

Except as otherwise provided herein, any Award shall have a minimum restriction period or performance period, as applicable, of one year from the date of grant; provided, however, that the Compensation Committee may provide for earlier vesting but only upon a Participant’s termination of employment or service by reason of death or disability, or a Change in Control (as defined in Section 16).

3.     The following Section 25 is hereby added to the Plan:

25. Dividends and Dividend Equivalents. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents granted as a component of an Award, whether subject to time-based and/or performance-based vesting criteria, be paid during the vesting period with respect to the unvested and/or unearned portion of any such Award. Upon the vesting of an Award with respect to which dividends or dividend equivalents have been declared, any dividends or dividend equivalents declared but not paid during the vesting period shall be paid within 30 days following the vesting date.

4.     Except as amended hereby, the Plan remains in full force and effect without change.

A-1

APPENDIX B

AEGION CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1 - INTRODUCTION

1.1           Purpose. The Company hereby establishes the Plan to provide eligible Employees the opportunity to acquire a proprietary interest in the Company and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of the Company and its Subsidiaries. The Plan is for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

1.2           Stock Purchase Plan.

(a)     This Plan document is an omnibus document which includes a sub-plan (“Statutory Plan”) designed to permit offerings of grants to employees of certain Participating Subsidiaries where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans (“Non-Statutory Plans”) which permit offerings of grants to employees of certain Participating Entities which are not intended to satisfy the requirements of Section 423 of the Code. Section 1.5 of the Plan sets forth the maximum number of shares to be offered under the Plan (and its sub-plans), subject to adjustments as permitted under such Section.

(b)     The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plans, provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plans. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. Offerings under the Non-Statutory Plans may also be made to employees of entities that are not Subsidiaries.

(c)     All employees who participate in the Statutory Plan shall have the same rights and privileges under such sub-plan except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5). The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Administrator may adopt rules and procedures with respect to the Non-Statutory Plan designed to achieve tax, securities laws or other objectives for Employees and the Company. The terms of each such rule or procedure may take precedence over other provisions in this document, with the exception of Section 1.5 with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of such Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Statutory Plan and the Non-Statutory Plans.

1.3           Effective Date and Term. The Plan will be effective as soon as administratively feasible following adoption of the Plan by the Board of Directors and approval of the Plan by the stockholders of the Company. The Plan shall continue in effect until terminated in accordance with Section 7.2.

1.4          Participating Entities. Each Subsidiary organized under the laws of the United States as of the Effective Date will be deemed to have adopted the Statutory Plan for its eligible Employees as of the Effective Date. Any corporation (determined in accordance with Code Section 7701) organized under the laws of the United States that becomes a Subsidiary after the Effective Date will be deemed to have adopted the Statutory Plan for its eligible Employees immediately upon becoming a Subsidiary, unless the Committee acts to exclude the Subsidiary and its eligible Employees from participation in the Plan. The Committee may also designate other Subsidiaries or Affiliates as Participating Entities under the Statutory Plan or Non-Statutory Plan after the Effective Date.

1.5           Stock Subject to Plan.

(a)     The Stock subject to purchase under the Plan shall be acquired in the market by the Custodian or, at the election of the Company, shall be newly-issued or treasury shares. The aggregate number of shares of Stock that may be purchased under the Plan shall not exceed Six Hundred Thousand (600,000) shares. All shares represented by Stock purchased under the Plan other than Stock purchased as a result of the reinvestment of dividends will count against this limitation.

(b)     In case of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other change in the capital structure of the Company, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of Stock available for purchase under the Plan, and in the number of shares which an Employee is entitled to purchase, including, without limitation, closing an Offering Period early by setting a new Termination Date, or terminating an Offering Period and refunding amounts credited to an Employee’s Option Account.

SECTION 2 - DEFINITIONS

For purposes of this Plan, the following words and phrases, whether or not capitalized, have the meanings specified below, unless the context plainly requires a different meaning:

2.1           “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

2.2           “Beneficiary” means a person to whom all or a portion of the Stock or cash amounts due to the Employee under this Plan will be paid if the Employee dies before receiving such Stock or cash amounts.

2.3           “Board” means the Board of Directors of the Company.

2.4           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations thereunder.

2.5           “Committee” means the Compensation Committee of the Board.

2.6           “Company” means Aegion Corporation and its respective successors and assigns.

2.7           “Compensation” means base pay, including commissions and overtime pay payable in cash to an Employee by an Employer during the applicable period.

2.8           “Custodian” means the custodian for the Plan appointed by the Committee.

2.9           “Effective Date” means the date designated by the Committee following approval of the Plan by the Company’s stockholders.

2.10         “Employee” means any common law employee of an Employer who:

(a)     Is customarily employed for more than five months in a calendar year; and

(b)     Is regularly scheduled to work twenty hours or more per week.

2.11         “Employer” means the Company or a Participating Entity.

2.12         “Fair Market Value” means (a) if the Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Market, NASDAQ Global Select Market or the NASDAQ Capital Market, the closing sales price for such Stock as quoted on such exchange or system (or the closing bid, if no sales were reported), or (b) if the Stock is no longer traded, the fair market value of the Stock as determined by the Committee in good faith.

2.13         “Offering Date” means the first day of the Offering Period.

2.14         “Offering Period” means the month in which the Effective Date occurs and each consecutive month thereafter; or such other period designated by the Committee in its sole discretion.

2.15         “Option Account” means the Account maintained on behalf of the Employee under Section 3.4 to which contributions to the Plan are credited and from which amounts are withdrawn to exercise options as of a Termination Date.

2.16         “Participating Entity” means any Subsidiary or Affiliate that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan in accordance with Section 1.4. For purposes of the Statutory Plan, only the Company and its Subsidiaries may be Participating Entities, provided, however that at any given time, a Subsidiary that is a Participating Entity under the Statutory Plan shall not be a Participating Entity under the Non-Statutory Plan.

2.17         “Participating Subsidiary” means a Subsidiary that is participating in the Plan in accordance with Section 1.4.

2.18         “Plan” means the Aegion Corporation Employee Stock Purchase Plan, as described in this document and as amended from time to time.

2.19         “Stock” means Class A common stock, $.01 par value, of the Company.

2.20         “Subsidiary” means any corporation (determined in accordance with Code Section 7701) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted, each of the corporations other than the last corporation owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.21         “Termination Date” means the last day of an Offering Period; provided however, that if the last day of an Offering Period is not a business day, the immediately preceding business day shall be the Termination Date.

SECTION 3 - ENROLLMENT AND CONTRIBUTIONS

3.1          Eligibility for Enrollment.

(a)     An Employee may enroll in the Plan for an Offering Period unless one of the following applies:

(i)           The Employee would, immediately upon enrollment, own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with Code Section 423(d);

(ii)           The Employee is not employed by an Employer on the Offering Date;

(iii)     With respect to Employees of Employers participating in the Statutory Plan, the terms of the Employee’s employment are covered by a collective bargaining agreement and the Employee, through his or her collective bargaining representative, has decided not to participate in the Plan following good faith bargaining with the Employee’s designated collective bargaining representative with respect to the Plan; or

(iv)     With respect to Employees of Employers participating in the Non-Statutory Plan, the Committee may designate such other restrictions as the Committee determines appropriate in its sole discretion.

(b)     The Committee or its designee will notify an Employee that the Employee is first eligible to enroll in the Plan and make available to each eligible Employee the necessary enrollment forms before the Offering Date.

3.2          Enrollment Procedure.

(a)     To enroll in the Plan for an Offering Period, an Employee must file an enrollment form with the Employer and elect to make contributions under the Plan in accordance with Section 3.3. The enrollment form must be received by the Employer in the time and manner specified by the Committee prior to an Offering Date and must state the contribution rate elected by the Employee for the Offering Period. The Committee may, in its discretion, place additional restrictions and procedures on an Employee’s enrollment, including, without limitation, restricting enrollment to designated enrollment periods.

(b)     An Employee whose enrollment in and contributions under the Plan continue throughout an Offering Period will automatically be enrolled in the Plan for the next Offering Period unless (i) the Employee files a written notice of withdrawal with the Employer before the Offering Date for the next Offering Period in accordance with Section 5.1(a)(i) or (ii) on the Offering Date the Employee is described in Section 3.1(a)(i), (ii) or (iii). The contribution rate for an Employee who is automatically enrolled for an Offering Period pursuant to this Section will be the contribution rate in effect for the immediately preceding Offering Period, unless the Employee files an amended enrollment form with the Employer in the time and manner specified by the Committee prior to the next subsequent Offering Period designating a different contribution rate.

3.3          Contributions.

(a)     To enroll for the first time in the Plan for an Offering Period, an Employee must elect to make a contribution under the Plan, subject to the terms and conditions prescribed below, by means of payroll deduction for each payroll period within the Offering Period.

(b)     An Employee may elect to make payroll deduction contributions in amounts not less than $5.00 per week and not more than the lesser of (i) 10% of Compensation per payroll period (or such other amount as the Committee may establish from time to time and communicate to Employees before the Offering Date) or (ii) a percentage of Compensation for each payroll period that ensures that the limit specified in Section 4.1 is not exceeded for the Offering Period.

(c)     Payroll deductions will commence with the first payroll period that begins within the Offering Period in which the Employee is first enrolled and will be made in conformity with the Employer’s payroll deduction schedule and practices.

(d)     Except as provided in Section 5.1, an Employee may elect to increase, decrease or discontinue contributions only as of the beginning of the first payroll period in an Offering Period (or during such other time periods as determined by the Committee in its discretion) by giving written notice to the Employer in the time and manner specified by the Committee before such payroll period begins. The Committee may place additional restrictions and procedures on an Employee’s ability to modify such elections as determined by the Committee in its discretion.

3.4          Option Accounts. All contributions made by an Employee under the Plan will be credited to an Option Account maintained by the Company or the Custodian on behalf of the Employee. The Company will make the credit within ten (10) days after the contributions are withheld from the Employee’s Compensation.

3.5          No Funding of Accounts. No cash shall be set aside with respect to an Option Account. Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Employer and any Employee or any other person with respect to an Option Account. Amounts credited to an Option Account at any time and from time to time shall be the general assets of the Employer. To the extent that any person acquires a right to receive the benefit of amounts credited to an Option Account, such right shall be that of an unsecured general creditor of the Employer.

SECTION 4 - GRANT AND EXERCISE OF OPTION

4.1          Grant of Options; Terms. Enrollment in the Plan for an Offering Period will constitute the grant by the Company of an option to purchase Stock under the Plan during such Offering Period. Enrollment in the Plan (whether initial or continuing) for each Offering Period will constitute a new grant of an option to purchase Stock under the Plan for that Offering Period. Notwithstanding anything to the contrary in this Plan, all Employees who participate in the Statutory Plan and are granted options for an Offering Period shall have the same rights and privileges as required by Code Section 423(b)(5). Each option will be subject to the following terms:

(a)     The option price will be as specified in Section 4.2.

(b)     Except as limited in (e) below, the number of units of Stock subject to the option will equal the number of whole and fractional units of Stock that can be purchased at the option price specified in Section 4.2 with the aggregate amount credited to the Employee’s Option Account as of the Termination Date.

(c)     The option will be exercised automatically as of the Termination Date for the Offering Period.

(d)     The payment by an Employee for the Stock purchased under an option will be made only from amounts credited to the Employee’s Option Account as a result of contributions through payroll deduction in accordance with Section 3.3.

(e)     No Employee shall be granted an option which permits his right to purchase Stock (when taken together with all other options held by such Employee under the Plan and under any other stock purchase plan of the Company, any Subsidiary or any Affiliate) to exceed $25,000.00 of Fair Market Value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.2          Purchase of Stock; Price.

(a)     As soon as practicable after the Termination Date of each Offering Period, the Custodian will apply to the purchase of Stock the amounts credited to each Employee’s Option Account as of such Termination Date. The Company shall pay any additional amount required to purchase the number of units of Stock determined in accordance with Section 4.1(b). The Stock so purchased for each Employee shall be allocated to the Option Account for the Employee. The Stock shall be held by the Custodian on behalf of the Employee and registered in the name of a nominee.

(b)     The option price of each share of Stock purchased as of a Termination Date shall be 95% of the Fair Market Value of the Stock on such Termination Date with respect to the Statutory Plan. The Committee may determine such other option price applicable to each share of Stock purchased as of a Termination Date with respect to a Non-Statutory Plan; provided that such price shall not be less than 95% of the Fair Market Value of the Stock on such Termination Date.

4.3          Option Accounts.

(a)     All whole and fractional units of Stock purchased on behalf of an Employee as of a Termination Date shall be credited to such Employee’s Option Account, as of such Termination Date. Any cash insufficient to purchase a fractional unit described in Section 4.1(b) shall be carried over to the next Offering Period. Dividends payable with respect to Stock credited to the Employee’s Option Account will be credited to the Employee’s Option Account and reinvested in additional Stock which shall be purchased by the Custodian in the open market as soon as administratively feasible following receipt of the dividend payment by the Custodian. No discount from the market price shall apply with respect to Stock purchased with such dividends.

(b)     In the event the amount withheld through payroll deductions with respect to an Offering Period exceeds the option price of the Stock available for purchase for such Employee for that Offering Period, the excess of the amount so withheld over the option price of the Stock so purchased for the Employee shall be returned to the Employee without interest.

(c)     No Employee may sell, transfer or otherwise dispose of Stock credited to the Employee’s Option Account other than Stock acquired with dividends credited to such Option Account until any date which is at least one year following the Termination Date as of which such Stock was purchased, except in the event of termination of employment or death of the Employee. Any sale, transfer or other disposition of Stock by an Employee, former Employee or Beneficiary shall be subject to such laws, regulations or procedures as may be applicable from time to time in respect to dealing in the Stock or the shares represented by the Stock.

4.4          No Interest on Account Balances. No interest or other earnings will be credited to any Option Account with respect to (a) amounts credited thereto during an Offering Period or (b) amounts to be returned to the Employee. Neither the Committee nor the Company or any Employer shall have any obligation to invest or otherwise manage amounts credited to an Option Account, other than to apply such amounts to the purchase of Stock in accordance with the terms of this Plan.

SECTION 5 - TERMINATION OF ENROLLMENT

5.1          Termination of Enrollment.

(a)     An Employee’s enrollment in the Plan will terminate under the following circumstances:

(i)     An Employee’s enrollment will terminate as of the beginning of the Offering Period after the Employee files with the Company a written notice of withdrawal within the time period specified by the Committee. The Committee may, in its discretion, place additional restrictions and procedures on an Employee’s termination of enrollment, including, without limitation, restricting termination enrollment to designated periods.

(ii)     An Employee’s enrollment will terminate on termination of employment with all Employers.

(iii)     An Employee’s enrollment will terminate as of the date on which the Employee would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with Code Sections 423(d) and (f).

(iv)     An Employee’s enrollment will terminate upon termination of the Plan or as of the date the relevant Employer ceases to be a Subsidiary or Affiliate.

(b)     An Employee whose enrollment in the Plan terminates under this Section other than by reason of termination of the Plan may again enroll in the Plan as of any subsequent Offering Date if the Employee satisfies the eligibility conditions of Section 3.1 as of such date.

5.2          Distributions to Employee.

(a)     As soon as practicable after an Employee’s enrollment in the Plan terminates under Section 5.1:

(i)     The Employer will pay to the Employee all cash amounts credited to the Employee’s Option Account as of the date of termination; and

(ii)     If enrollment terminates pursuant to Section 5.1(a)(ii) or 5.1(a)(iv), the Committee will direct the Custodian to distribute to the Employee certificates representing the whole units of Stock then credited to the Employee’s Option Account and cash equal to the Fair Market Value of any fractional unit of Stock.

(b)     If an Employee’s enrollment terminates as a result of death, or if the Employee’s death occurs before the Employee receives a distribution under this Section, all cash amounts payable under this Section to the Employee will be paid to the Employee’s Beneficiary.

(c)     An Employee may from time to time request distribution in whole units of Stock with respect to that portion of Stock then credited to the Employee’s Option Account which is not then subject to the sale restriction in Section 4.3(c). The Custodian shall pay to the Employee cash equal to the Fair Market Value of any fractional unit when all whole units of Stock have been distributed.

5.3          Beneficiaries.

(a)     An Employee may designate one or more persons (concurrently, contingently or successively) to whom cash amounts credited to the Option Account will be distributed if the Employee dies before receiving complete payment of such amounts. Any such designation must be made on a form provided by the Committee for this purpose, will be effective on the date received by the Committee and may be revoked by the Employee at any time.

(b)     If the Employee fails to designate a beneficiary or if no designated beneficiary survives the Employee, then any cash amounts shall be paid to the Employee’s estate.

SECTION 6 - PLAN ADMINISTRATION

6.1          Committee. The Plan will be administered by the Committee.

6.2          Committee Powers.

(a)     The Committee will have all powers appropriate to administer the Plan including, but not limited to, the following:

(i)     To determine all questions that may arise under the Plan, including the power to determine the rights or eligibility of an Employee or their Beneficiaries;

(ii)     To construe the terms of the Plan and to remedy ambiguities, inconsistencies or omissions;

(iii)     To adopt such rules of procedure and prescribe such forms as it considers appropriate for the proper administration of the Plan and are consistent with the Plan;

(iv)     To enforce the Plan provisions and the rules of procedure which it adopts; and

(v)     To employ agents, attorneys, accountants, actuaries or other persons, and to allocate or delegate to them such powers, rights and duties as it considers appropriate for the proper administration of the Plan.

(b)     The Committee will have such further powers and duties as may be elsewhere specified in the Plan.

6.3          Committee Actions. The actions of the Committee may be taken at a meeting by a majority of its members, in writing without a meeting if all members of the Committee sign such writing or by the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting in this manner shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes. In taking action:

(a)     The Committee may allocate authority to a specific member(s) of the Committee to carry out such duties as the Committee may assign;

(b)     A member of the Committee may by writing delegate any or all of such member’s rights, powers, and duties to any other member of the Committee, with the consent of the latter;

(c)     The Committee may delegate to any agents, which may include a Plan Committee, such duties and powers, as it deems appropriate, by an instrument in writing which specifies which duties are so delegated and to whom each such duty is so delegated; and

(d)     When there is an even division of opinion among the members of the Committee as to a matter, the Board will decide the matter, provided, however, that no member of the Board may vote on such a matter if it concerns such member’s individual rights, privileges or obligations under the Plan.

6.4          Member Who is Participant. If a member of the Committee is an Employee, such member may not decide any matter relating to the member’s participation or Option Account or how the Option Account is to be paid to the member that the member would not have the right to decide in the absence of membership on the Committee, and no Employee will receive any compensation for services as a member of the Committee.

6.5          Information Required from Company. The Company will furnish the Committee with such data and information as the Committee deems appropriate to administer the Plan. The records of the Company and the Employers as to an Employee’s Compensation will be conclusive on all persons unless determined by the Committee to be clearly incorrect.

6.6          Information Required from Employees. Each person entitled to benefits under the Plan must furnish the Company from time to time in writing such person’s mailing address, each change of mailing address and such other data and information as the Committee deems appropriate to administer the Plan. Any communication, statement or notice mailed with postage prepaid to any person at the last mailing address filed with the Company will be binding upon such person for all purposes of the Plan.

6.7          Uniform Rules and Administration. The Committee will administer the Plan on a nondiscriminatory basis and will apply uniform rules to all persons similarly situated.

SECTION 7 - AMENDMENT AND TERMINATION

7.1          Amendment.

(a)     The Company reserves the right to amend the Plan from time to time subject to the following limitations:

(i)     No amendment will be made without the prior approval of the stockholders of the Company if the amendment will (1) increase the number of shares reserved for purchase under the Plan, or (2) materially modify the eligibility conditions or increase the benefits available to Employees under the Plan.

(ii)     No amendment will make any change in an option granted previously and outstanding which adversely affects the rights of an Employee with respect to such option.

(iii)     No amendment will reduce the amount of an Employee’s Option Account balance.

(b)     The Company may delegate to the Committee or its officers the power to amend the Plan as the Company deems appropriate, subject to the limitations of this Section.

7.2          Termination. The Plan is entirely voluntary on the part of the Company and the continuance of the Plan should not be construed as a contractual obligation of the Company. Accordingly, the Company reserves the right to terminate the Plan at any time. Unless sooner terminated by the Company, the Plan shall terminate on the earlier of: (i) the date all of the shares represented by Stock specified in Section 1.5(a) are purchased unless additional shares represented by Stock are authorized for the Plan by the stockholders of the Company; and (ii) the end of the tenth year beginning on or after the Effective Date. No option may be granted under the Plan after the Plan is terminated.

7.3          Rights Upon Termination.

(a)     If the Plan terminates, the Committee may elect to terminate all outstanding options to purchase shares of Stock under the Plan either immediately or upon completion of the purchase of Stock on the next following Termination Date.

(b)     If the Committee terminates an option to purchase Stock prior to the expiration of the option, all amounts contributed to the Plan which remain in an Employee’s Option Account will be returned to the Employee as soon as practicable.

SECTION 8 - GENERAL PROVISIONS

8.1          No Transfer or Assignment. The rights of an Employee under the Plan may not be sold, pledged, assigned or transferred, voluntarily or involuntarily, in any manner other than by will or the laws of descent and distribution. Any such attempted sale, pledge, assignment or transfer shall be without effect. An Employee’s rights and all options granted under the Plan shall only be exercisable during his or her lifetime by such Employee.

8.2          Equal Rights and Privileges. All Employees who are granted options under the Plan for the Offering Period will have equal rights and privileges with respect to such option.

8.3          Rights as Stockholder. The grant of an option to purchase shares of Stock under the Plan will not confer upon an Employee any rights as a stockholder of the Company with respect to Stock subject to the option. An Employee will become a stockholder with respect to Stock subject to an option under the Plan only when the purchase of such Stock is completed.

8.4          Rights as Employee. The Plan is not a contract of employment, and the grant of an option to purchase Stock under the Plan will not confer upon any Employee the right to be retained in the employ of any Employer. An Employee’s enrollment in the Plan shall constitute a waiver of any and all rights to compensation or damages relating to the cessation of such Employee’s eligibility to participate in the Plan upon termination of the Plan or termination of the Employee’s employment for any reason whatsoever.

8.5          Costs. All costs and expenses incurred in the administration of the Plan and the purchase of shares will be paid by the Company. Any brokerage fees or expenses for the sale or transfer of Stock by an Employee will be borne by the Employee.

8.6          Liability for Taxes. Each Employee shall be responsible for, and will indemnify the Employer against, any federal, state or local income or other applicable taxes, including any interest or penalties relating thereto, to which the Employee may be subject as a result of the Employee’s participation in the Plan or the Employee’s sale of Stock acquired thereunder.

8.7          Reports. The Committee will provide, or cause to be provided, to each Employee no less frequently than annually a report of the Employee’s contributions under the Plan for the reporting period, the Stock purchased with such contributions, and any dividends received with respect to such Stock.

8.8          Actions by Company. Any action taken by the Company with respect to the Plan will be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors.

8.9          Governmental Approval. The Plan and any offering or sale made to Employees under the Plan are subject to any governmental requirements, approvals or consents that are or may become applicable in connection herewith.

8.10        Stockholder Approval. The Plan is subject to approval by the holders of a majority of the Company’s issued and outstanding shares present in person or by proxy and voting at the meeting at which the Plan is considered and shall not be effective without such approval.

8.11        Applicable Law. The Plan will be governed by the laws of the State of Missouri, without regard to the law of conflicts of such state, to the extent that federal law does not preempt such laws.

8.12        Gender and Number. When the context permits, words in the Plan used in the masculine gender include the feminine gender, words in the singular include the plural and words in the plural include the singular.

8.13        Headings. All headings in the Plan are included solely for ease of reference and do not bear on the interpretation of the text.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 26, 2017.

AEGION CORPORATION

AEGION CORPORATION
17988 EDISON AVENUE
CHESTERFIELD, MO 63005

E18436-P87049

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 3, 2017
Date: April 26, 2017 **Time:** 8:30 a.m.
Location: The Doubletree by Hilton
16625 Swingley Ridge Road
Chesterfield, MO 63017

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 12, 2017 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E18437-P87049

Voting Items

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

   Nominees:

   1a. Stephen P. Cortinovis

   1b. Stephanie A. Cuskley

   1c. Walter J. Galvin

   1d. Rhonda Germany Ballintyn

   1e. Charles R. Gordon

   1f. Juanita H. Hinshaw

   1g. M. Richard Smith

   1h. Alfred L. Woods

   1i. Phillip D. Wright

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

3. To approve holding an advisory vote on executive compensation every one, two, or three years.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: This proxy may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof. Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

E18438-P87049

AEGION CORPORATION
17988 EDISON AVENUE
CHESTERFIELD, MO 63005

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E18381-P87049 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AEGION CORPORATION

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Stephen P. Cortinovis	☐	☐	☐
1b. Stephanie A. Cuskley	☐	☐	☐
1c. Walter J. Galvin	☐	☐	☐
1d. Rhonda Germany Ballintyn	☐	☐	☐
1e. Charles R. Gordon	☐	☐	☐
1f. Juanita H. Hinshaw	☐	☐	☐
1g. M. Richard Smith	☐	☐	☐
1h. Alfred L. Woods	☐	☐	☐
1i. Phillip D. Wright	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To approve an advisory resolution relating to executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. To approve holding an advisory vote on executive compensation every one, two, or three years.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
4. To approve the First Amendment to the Aegion Corporation 2016 Employee Equity Incentive Plan.	☐	☐	☐
5. To approve the Aegion Corporation Employee Stock Purchase Plan.	☐	☐	☐
6. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2017.	☐	☐	☐

NOTE: This proxy may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof. Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E18382-P87049

AEGION CORPORATION
Annual Meeting of Stockholders
April 26, 2017 8:30 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned having received the notice of the 2017 Annual Meeting of Stockholders of Aegion Corporation (the "Company") and the proxy statement, appoints David F. Morris and Mark A. Menghini, and each of them acting individually, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all the shares of the Company's Class A common stock, $.01 par value, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs this proxy be voted as specified on the reverse side. If no direction is made, the proxy will be voted: (a) "FOR" all of the Company's director nominees in Proposal 1, (b) "FOR" Proposal 2, (c) "1 YEAR" on Proposal 3, (d) "FOR" Proposal 4, (e) "FOR" Proposal 5 and (f) "FOR" Proposal 6. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1